Use these links to rapidly review the document

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934 (Amendment No.           )

Filed by the Registrant ☒
Filed by a Party other than the Registrant ☐
Check the appropriate box:
☐	Preliminary Proxy Statement
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☒	Definitive Proxy Statement
☐	Definitive Additional Materials
☐	Soliciting Material under §240.14a-12

Level 3 Communications, Inc.
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)
Payment of Filing Fee (Check the appropriate box):
☒	No fee required.
☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.
	(1)	Title of each class of securities to which transaction applies:
	(2)	Aggregate number of securities to which transaction applies:
	(3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):
	(4)	Proposed maximum aggregate value of transaction:
	(5)	Total fee paid:
☐	Fee paid previously with preliminary materials.
☐
Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.
	(1)	Amount Previously Paid:
	(2)	Form, Schedule or Registration Statement No.:
	(3)	Filing Party:
	(4)	Date Filed:

LEVEL 3 COMMUNICATIONS, INC.
1025 Eldorado Boulevard
Broomfield, CO 80021

April 11, 2014

Dear Stockholder:

        You are cordially invited to attend the Annual Meeting of Stockholders of Level 3 Communications, Inc. ("Level 3") to be held at 9:00 a.m. on May 22, 2014, at the Level 3 Communications Headquarters, 1025 Eldorado Boulevard, Broomfield, Colorado 80021.

        At the Annual Meeting, you will be asked to consider and act upon the following matters:

  •
  the election to our Board of Directors of 11 directors, each for a one-year term until the 2015 Annual Meeting of Stockholders or until their successors have been elected and qualified; and

  •
  the approval of the named executive officer executive compensation, which vote is on an advisory basis; and

  •
  the transaction of such other business as may properly come before the Annual Meeting.

        Our Board of Directors recommends that you elect the 11 nominees for director, each for a one-year term until the 2015 Annual Meeting of Stockholders and approve the named executive officer compensation on an advisory basis. See "ELECTION OF DIRECTORS PROPOSAL" and "VOTE ON COMPENSATION PROPOSAL."

        Following the completion of the formal business portion of the Annual Meeting, members of our senior management will be making a presentation. We expect that this presentation will be followed by an open question and answer session with members of our senior management. We anticipate that the Annual Meeting will conclude at the end of the question and answer period but in any event promptly at 11:00 a.m.

        Information concerning the matters to be considered and voted upon at the Annual Meeting is contained in the attached Notice of Annual Meeting and Proxy Statement. It is important that your shares be represented at the Annual Meeting, regardless of the number you hold. To ensure your representation at the Annual Meeting, if you are a stockholder of record, you may vote in person at the Annual Meeting. We will give you a ballot when you arrive. If you do not wish to vote in person or if you will not be attending the Annual Meeting, you may vote by proxy. You can vote by proxy over the Internet by following the instructions provided in the Notice of Internet Availability of Proxy Materials that was previously mailed to you, or, if you requested or otherwise received printed copies of the proxy materials, you can also vote by mail, by telephone or over the Internet as instructed on the proxy card that you received. If you attend the Annual Meeting, you may vote in person even if you have previously returned a proxy card.

Sincerely,
Walter Scott, Jr. Chairman of the Board

LEVEL 3 COMMUNICATIONS, INC.
1025 Eldorado Boulevard
Broomfield, CO 80021

NOTICE OF 2014 ANNUAL MEETING OF STOCKHOLDERS

To be held May 22, 2014

To the Stockholders of Level 3 Communications, Inc.:

        The 2014 Annual Meeting of Stockholders or any adjournment or postponement thereof (the "Annual Meeting") of Level 3 Communications, Inc., a Delaware corporation ("Level 3" or "our"), will be held at the Headquarters of Level 3 Communications, Inc., 1025 Eldorado Boulevard, Broomfield, Colorado 80021 at 9:00 a.m. on May 22, 2014, for the following purposes:

  1.
  To elect 11 directors of the Board of Directors of Level 3 each for a one-year term until the 2015 Annual Meeting of Stockholders or until their successors have been elected and qualified; and

  2.
  To approve the named executive officer compensation, which vote is on an advisory basis; and

  3.
  To authorize the transaction of such other business as may properly come before the Annual Meeting or any adjournments or postponements thereof.

        The Board of Directors has fixed the close of business on March 31, 2014 as the record date for the determination of the holders of our common stock entitled to notice of, and to vote at, the Annual Meeting. Accordingly, only holders of record of Level 3 common stock at the close of business on that date will be entitled to notice of and to vote at the Annual Meeting and any adjournment or postponement thereof. As of May 12, 2014, ten days prior to the Annual Meeting, a list of stockholders entitled to notice of the Annual Meeting and that have the right to vote at the Annual Meeting will be available for inspection at the Level 3 offices located at 1025 Eldorado Boulevard, Broomfield, Colorado 80021.

        The 11 nominees for director will be elected by a plurality of the votes cast by holders of our common stock present in person or by proxy and entitled to vote at the Annual Meeting.

        The proposal to approve the named executive officer compensation on an advisory basis requires the affirmative vote of a majority of the votes cast by holders of our common stock present in person or by proxy and entitled to vote at the Annual Meeting. The proposal to authorize the transaction of such other business as may properly come before the Annual Meeting or any adjournments or postponements thereof requires the affirmative vote of a majority of the votes cast by holders of Level 3 common stock present in person or by proxy and entitled to vote at the Annual Meeting.

        The matters to be considered at the Annual Meeting are more fully described in the accompanying Proxy Statement, which forms a part of this Notice.

        ALL STOCKHOLDERS ARE CORDIALLY INVITED TO ATTEND THE ANNUAL MEETING. TO ENSURE YOUR REPRESENTATION AT THE ANNUAL MEETING, IF YOU DO NOT WISH TO VOTE IN PERSON OR IF YOU WILL NOT BE ATTENDING THE ANNUAL MEETING, YOU MAY VOTE BY PROXY. YOU CAN VOTE BY PROXY OVER THE INTERNET BY FOLLOWING THE INSTRUCTIONS PROVIDED IN THE NOTICE OF INTERNET AVAILABILITY OF PROXY MATERIALS THAT WAS PREVIOUSLY MAILED TO YOU, OR, IF YOU REQUESTED OR

OTHERWISE RECEIVED PRINTED COPIES OF THE PROXY MATERIALS, YOU CAN ALSO VOTE BY MAIL, BY TELEPHONE OR OVER THE INTERNET AS INSTRUCTED ON THE PROXY CARD THAT YOU RECEIVED. ANY STOCKHOLDER ATTENDING THE ANNUAL MEETING MAY VOTE IN PERSON EVEN IF THAT STOCKHOLDER HAS RETURNED A PROXY.

Dated: April 11, 2014	By Order of the Board of Directors
Walter Scott, Jr. Chairman of the Board

Important Notice Regarding the Availability of Proxy Materials for the Shareholder Meeting to Be Held on May 22, 2014: The Level 3 Communications, Inc. Proxy Statement for the 2014 Annual Meeting of Stockholders and the 2013 Annual Report to Stockholders are available at http://www.proxyvote.com.

ii

LEVEL 3 COMMUNICATIONS, INC.
1025 Eldorado Boulevard
Broomfield, CO 80021

PROXY STATEMENT

April 11, 2014

2014 ANNUAL MEETING OF STOCKHOLDERS

May 22, 2014

        We are furnishing you this Proxy Statement in connection with the solicitation of proxies on behalf of the Board of Directors of Level 3 Communications, Inc. ("Level 3," the "company," "we," "us," or "our") to be voted at the Annual Meeting of Stockholders to be held on May 22, 2014, or any adjournment or postponements thereof (the "Annual Meeting"). This Proxy Statement, the Notice of Annual Meeting, the accompanying Proxy and the Annual Report to Stockholders are first being mailed or made available to Stockholders on or about April 11, 2014. We sometimes refer to our Board of Directors as the "Board" and to this document as the "Proxy Statement."

BACKGROUND INFORMATION

Why am I receiving these materials?

        Our Board of Directors has made these materials available to you in connection with the Board's solicitation of proxies for use at the Annual Meeting, which will take place on May 22, 2014. Our stockholders are invited to attend the Annual Meeting and are requested to vote on the proposals described in this Proxy Statement.

What is included in these materials?

        These materials include:

  •
  Our Proxy Statement for the Annual Meeting; and

  •
  Our 2013 Annual Report to Stockholders, which includes our audited consolidated financial statements.

        If you received printed versions of these materials by mail, these materials also include the proxy card for the Annual Meeting. These materials can also be viewed online at http://www.proxyvote.com.

How can I get electronic access to the proxy materials?

        The Notice will provide you with instructions regarding how to:

  •
  View our proxy materials for the Annual Meeting on the Internet; and

  •
  Instruct us to send our future proxy materials to you electronically by email.

Choosing to receive your future proxy materials by email will save us the cost of printing and mailing documents to you and is more environmentally friendly. If you choose to receive future proxy materials by email, you will receive an email next year with instructions containing a link to those materials and a link to the proxy voting site. Your election to receive proxy materials by email will remain in effect until you terminate it.

 Where will the Annual Meeting be held?

        The Annual Meeting will be held at our headquarters, 1025 Eldorado Boulevard, Broomfield, Colorado 80021 at 9:00 a.m. on May 22, 2014. If you would like directions to the Annual Meeting, please see our website at http://investors.level3.com/2014annualmeeting.

Will senior management be making a presentation at the Annual Meeting?

        Yes, following the completion of the formal business portion of the Annual Meeting, members of our senior management will be making a presentation. We expect that this presentation will be followed by an open question and answer session with members of our senior management. We anticipate that the Annual Meeting will conclude at the end of the question and answer period but in any event promptly at 11:00 a.m.

 What items will be voted on at the Annual Meeting?

        The following are the items that will be voted on at the Annual Meeting:

  1.
  To elect 11 directors of the Board of Directors of Level 3 each for a one-year term until the 2015 Annual Meeting of Stockholders or until their successors have been elected and qualified; and

  2.
  To approve the named executive officer compensation, which vote is on an advisory basis.

What are our Board of Directors' voting recommendations?

        Our Board of Directors recommends that you elect the 11 nominees for director, each for a one-year term until the 2015 Annual Meeting of Stockholders.

        Our Board of Directors also recommends that you vote for approval of the named executive officer compensation, which vote is on an advisory basis.

Where are Level 3's principal executive offices located, and what is Level 3's main telephone number?

        Level 3's principal executive offices are located at 1025 Eldorado Boulevard, Broomfield, Colorado 80021. Our main telephone number is (720) 888-1000.

Why did I receive a one-page notice in the mail regarding the Internet availability of proxy materials instead of a full set of proxy materials?

        Pursuant to the rules adopted by the Securities and Exchange Commission (the "SEC"), we are required to provide access to our proxy materials over the Internet. Accordingly, we have sent a Notice of Internet Availability of Proxy Materials (the "Notice") to our stockholders of record and beneficial owners as well as to employees who participate in the Level 3 Communications 401(k) Plan and hold units in the Level 3 Stock Fund. You will have the ability to access the proxy materials on a website referred to in the Notice or request to receive a printed set of the proxy materials. Instructions on how to access the proxy materials over the Internet or to request a printed copy may be found on the Notice. In addition, you may request to receive proxy materials in printed form by mail or electronically by email on an ongoing basis.

        Choosing to receive your proxy materials by email saves us the cost of printing and mailing documents to you and is more environmentally friendly.

 Who may vote at the Annual Meeting?

        If you owned our common stock at the close of business on March 31, 2014 (the "Record Date"), then you may attend and vote at the meeting. At the close of business on the Record Date, we had 237,171,332 shares of common stock issued and outstanding, all of which were entitled to one vote on the matters to be considered at the meeting.

What shares are represented by the proxy card that was delivered?

        If we delivered a proxy card to you, the proxy represents all the shares registered in your name with our transfer agent, Wells Fargo Shareowner Services. A proxy that is delivered by your broker, bank or other nominee represents the shares held by you in an account at that institution.

        If you are an employee who participates in the Level 3 Communications, Inc. 401(k) Plan, the proxy card that we delivered to you also will include the shares of our common stock that are attributable to the units that you hold in the Level 3 Stock Fund as part of the 401(k) Plan.

What is the difference between holding shares as a stockholder of record and as a beneficial owner of shares held in street name?

        Stockholder of Record.    If your shares are registered directly in your name with our transfer agent, Wells Fargo Shareowner Services, you are considered the stockholder of record with respect to those shares, and the Notice was sent directly to you by Level 3.

        Beneficial Owner of Shares Held in Street Name.    If your shares are held in an account at a brokerage firm, bank, broker-dealer, or other similar organization, then you are the beneficial owner of shares held in "street name," and the Notice was forwarded to you by that organization. The organization holding your account is considered the stockholder of record for purposes of voting at the Annual Meeting. As a beneficial owner, you have the right to direct that organization on how to vote the shares held in your account.

What is the quorum requirement for the Annual Meeting?

        A majority of Level 3's outstanding common stock on the Record Date must be present at the meeting in order to hold the meeting and conduct business. This is called a quorum. Your shares will be counted for purposes of determining if there is a quorum, whether representing votes for, against, withheld or abstained, or broker non-votes, if you:

  •
  Are present and vote in person at the meeting; or

  •
  Have voted on the Internet, by telephone or by properly submitting a proxy card or voting instruction form by mail.

If I am a stockholder of record of Level 3's shares, how do I vote?

        If you are a stockholder of record, you may vote in person at the Annual Meeting. We will give you a ballot when you arrive.

        If you do not wish to vote in person or if you will not be attending the Annual Meeting, you may vote by proxy. You can vote by proxy over the Internet by following the instructions provided in the Notice, or, if you request printed copies of the proxy materials by mail, you can also vote by mail, by telephone or over the Internet as instructed on the proxy card that you received.

If I am a beneficial owner of shares held in street name, how do I vote?

        If you are a beneficial owner of shares held in street name and you wish to vote in person at the Annual Meeting, you must obtain a valid legal proxy from the organization that holds your shares.

        If you do not wish to vote in person or you will not be attending the Annual Meeting, you may vote by proxy. You may vote by proxy over the Internet, or if you request printed copies of the proxy materials by mail, you can also vote by mail or by telephone by following the instructions provided in the Notice.

What happens if I do not give specific voting instructions?

        Stockholders of Record.    If you are a stockholder of record and you sign and return a proxy card without giving specific voting instructions, then the proxy holders will vote your shares in the manner recommended by our Board on all matters presented in this Proxy Statement and as the proxy holders may determine in their discretion with respect to any other matters properly presented for a vote at the meeting.

        Beneficial Owners of Shares Held in Street Name.    If you are a beneficial owner of shares held in street name and do not provide the organization that holds your shares with specific voting instructions, under the rules of various national and regional securities exchanges, the organization that holds your shares may generally vote on routine matters but cannot vote on non-routine matters, including the ELECTION OF DIRECTORS PROPOSAL and VOTE ON COMPENSATION PROPOSAL.

        If the organization that holds your shares does not receive instructions from you on how to vote your shares on a non-routine matter, the organization that holds your shares will inform our Inspector of Election that it does not have the authority to vote on this matter with respect to your shares. This is generally referred to as a "broker non-vote." When our Inspector of Election tabulates the votes for any particular matter, broker non-votes will be counted for purposes of determining whether a quorum is present, but will not otherwise be counted. We encourage you to provide voting instructions to the organization that holds your shares by carefully following the instructions provided in the Notice.

How are the shares of our common stock that are attributable to the units held in the Level 3 Stock Fund that is a part of our 401(k) Plan voted?

        If you are an employee who participates in the Level 3 Communications, Inc. 401(k) Plan, your voting instructions will also instruct the trustee of the plan how to vote the shares allocated to your 401(k) Plan account. If you do not vote your proxy (or you submit it with an unclear voting designation or with no voting designation at all), then the plan trustee will vote the shares in your account in proportion to the way the other 401(k) Plan participants vote their shares. Votes under the Level 3 Communications, Inc. 401(k) Plan receive the same confidentiality as all other votes.

How are abstentions treated?

        Abstentions are counted for purposes of determining whether a quorum is present. For the purpose of determining whether the stockholders have approved a matter, abstentions are not treated as votes cast affirmatively or negatively, and therefore do not have any effect on the outcome of a matter to be voted on at the Annual Meeting that requires an affirmative vote of a majority of the votes cast by holders of our common stock present in person or by proxy at the Annual Meeting. Abstentions only have an effect on the outcome of any matter being voted on at the Annual Meeting that requires the approval based on our total shares of common stock outstanding.

None of the proposals to be considered at the Annual Meeting require an affirmative vote based on the total shares outstanding. For proposals where a majority of the total shares outstanding is required to approve a proposal, an abstention is equivalent to a vote against the proposal.

What is the voting requirement to approve each of the proposals?

        The following table sets forth the voting requirement with respect to each of the proposals:

Proposal 1—Election of directors	The 11 nominees for director will be elected by a plurality of the votes cast by holders of our common stock present in person or by proxy and entitled to vote at the Annual Meeting.
Proposal 2—The approval of the named executive officer compensation, which vote is on an advisory basis

To be approved by our stockholders, this proposal requires the affirmative vote of a majority of the votes cast by holders of our common stock present in person or by proxy and entitled to vote at the Annual Meeting.

Can I change my vote after I have voted?

        You may revoke your proxy and change your vote at any time before the final vote at the meeting. You may vote again on a later date on the Internet or by telephone (only your latest Internet or telephone proxy submitted prior to the meeting will be counted), or by signing and returning a new proxy card with a later date, or by attending the meeting and voting in person. However, your attendance at the Annual Meeting will not automatically revoke your proxy unless you vote again at the meeting or specifically request in writing that your prior proxy be revoked. Other than as described here, there are no limitations on your ability to revoke or change your vote. If you hold your shares in street name, you should consult your broker for information regarding how to revoke or change your vote.

Is cumulative voting permitted for the election of directors?

        Our Restated Certificate of Incorporation and Amended and Restated By-laws, or By-laws, do not permit you to cumulate your votes.

Is my vote confidential?

        Proxy instructions, ballots and voting tabulations that identify individual stockholders are handled in a manner that protects your voting privacy. Your vote will not be disclosed either within Level 3 or to third parties, except:

  •
  As necessary to meet applicable legal requirements;

  •
  To allow for the tabulation and certification of votes; and

  •
  To facilitate a successful proxy solicitation.

        Occasionally, stockholders provide written comments on their proxy cards, which may be forwarded to management and our Board of Directors.

Who will tabulate the vote?

        Broadridge Financial Solutions, Inc. will tally the vote, which will be certified by an Inspector of Election who is a Level 3 employee.

 Where can I find the voting results of the Annual Meeting?

        The preliminary voting results will be announced at the Annual Meeting. The final voting results will be tallied by the Inspector of Election and will be reported by us through the filing of a Form 8-K, which we expect to file with the U.S. Securities and Exchange Commission, or SEC, on or before May 28, 2014.

Am I entitled to appraisal rights?

        The Board has not proposed for consideration at the Annual Meeting any transaction for which the laws of the State of Delaware entitle stockholders to appraisal rights.

Who is paying for the cost of this proxy solicitation?

        Level 3 is paying the costs of the solicitation of proxies. We must pay brokerage firms and other persons representing beneficial owners of shares held in street name certain fees associated with:

  •
  Forwarding the Notice to beneficial owners;

  •
  Forwarding printed proxy materials by mail to beneficial owners who specifically request them; and

  •
  Obtaining beneficial owners' voting instructions.

In addition to soliciting proxies by mail, our board members, officers and employees may solicit proxies on our behalf, without additional compensation, personally or by telephone. We will also solicit proxies by email from stockholders who are our employees or who previously requested to receive proxy materials electronically.

What is householding of Proxy Materials?

        Some banks, brokers and other nominee record holders may be participating in the practice of "householding" proxy statements and annual reports. This means that only one copy of this proxy statement or our annual report may have been sent to multiple stockholders in your household. We will promptly deliver a separate copy of either document to you if you write or call us at the following address or phone number: Investor Relations, Level 3 Communications, Inc., 1025 Eldorado Boulevard, Broomfield, Colorado 80021, (720) 888-1000. If you want to receive separate copies of our annual report and proxy statement in the future, or if you are receiving multiple copies and would like to receive only one copy for your household, you should contact your bank, broker or other nominee record holder, or you may contact us at the above address and phone number.

What is the deadline to propose actions for consideration at the 2015 Annual Meeting of Stockholders or to nominate individuals to serve as directors?

        You may submit proposals, including director nominations, for consideration at future annual meetings of stockholders.

        A stockholder who would like to have a proposal considered for inclusion in our 2015 Proxy Statement must submit the proposal so that it is received by us no later than December 12, 2014. SEC rules set standards for eligibility and specify the types of stockholder proposals that may be excluded from a proxy statement. Stockholder proposals should be addressed to the Secretary, Level 3 Communications, Inc., 1025 Eldorado Boulevard, Broomfield, Colorado 80021.

        If a stockholder does not submit a proposal for inclusion in our 2015 Proxy Statement, but instead wishes to present it directly at the 2015 Annual Meeting of Stockholders, our By-laws require that the stockholder notify us in writing on or before March 23, 2015, but no earlier than

February 20, 2015, for the proposal to be included in our proxy material relating to that meeting. Proposals received after March 23, 2015 will not be voted on at the 2015 Annual Meeting. In addition, such proposal must also include a brief description of the business to be brought before the 2015 Annual Meeting, the stockholder's name and record address, the number of shares of our common stock that are owned beneficially or of record by such stockholder, a description of any arrangements or understandings between the stockholder and any other person in connection with such proposal and any material interest of such stockholder in such proposal, and a representation that the stockholder intends to appear in person or by proxy at the 2015 Annual Meeting.

        If the stockholder wishes to nominate one or more persons for election as a director, such stockholder's notice must also state the information described below under the caption "ELECTION OF DIRECTORS PROPOSAL—Nominating Procedures," and "ELECTION OF DIRECTORS PROPOSAL—Additional Information for Submission of Nominations for Director."

        All proposals must be directed to the Secretary, Level 3 Communications, Inc., 1025 Eldorado Boulevard, Broomfield, Colorado 80021.

How can I communicate with the independent directors on Level 3's Board?

        If you wish to communicate directly with the Board, a committee of the Board or with an individual director, regarding matters related to Level 3, you should send the communication to:

  Level 3 Communications, Inc.
  Board of Directors [or committee name or
  director's name, as appropriate]
  1025 Eldorado Boulevard
  Broomfield, Colorado 80021

        We will forward all stockholder correspondence about Level 3 to the Board, committee or individual director, as appropriate. Please note that we will not forward communications that are spam, junk mail and mass mailings, service complaints, service inquiries, new service suggestions, resumes and other forms of job inquiries, surveys, and business solicitations or advertisements.

ELECTION OF DIRECTORS PROPOSAL

        At the Annual Meeting, the 11 directors that are standing for election will be elected to hold office for a one-year term until the 2015 Annual Meeting, or until their successors have been elected and qualified. If any nominee shall, prior to the Annual Meeting, become unavailable for election as a director, the persons named in the accompanying form of proxy will, in their discretion, vote for that nominee, if any, as may be recommended by the Board, or the Board may reduce the number of directors to eliminate the vacancy.

Nomination Procedures

        In exploring potential candidates for director, the Nominating and Governance Committee of the Board considers individuals recommended by members of the committee, other directors, members of management, stockholders or self-nominated individuals. The committee is advised of all nominations that are submitted to us and determines whether it will further consider those candidates using the criteria described below. The committee members apply the criteria described below, and also exercise their judgment to select those potential candidates that they believe are best suited to serve as members of our Board and, when considered as a group, provide a diversity of viewpoints, professional experiences, educational backgrounds, professional skills and other individual qualities and attributes that contribute to Board heterogeneity and effectiveness.

        In order to be considered, each proposed candidate must:

  •
  be ethical;

  •
  have proven judgment and competence;

  •
  have professional skills and experience in dealing with a large, complex organization or in dealing with complex issues that are complementary to the background and experience represented on the Board and that meet our needs;

  •
  have demonstrated the ability to act independently and be willing to represent the interests of all stockholders and not just those of a particular philosophy or constituency; and

  •
  be willing and able to devote sufficient time to fulfill his/her responsibilities to Level 3 and our stockholders.

        After the Nominating and Governance Committee has completed its evaluation, it presents its recommendation to the full Board for the full Board's consideration and approval. In presenting its recommendation, the committee also reports on other candidates who were considered but not selected.

        In connection with our acquisition of Global Crossing Limited ("Global Crossing"), on April 10, 2011, we entered into a Stockholder Rights Agreement with STT Crossing Ltd. ("STT Crossing"), which was the majority shareholder of Global Crossing. We refer to this agreement as the STT Stockholder Rights Agreement. Pursuant to the STT Stockholder Rights Agreement, STT Crossing has the right to nominate for election to the Board that number of individuals as required by the terms of that agreement. For 2014, STT Crossing is entitled to designate for nomination three individuals.

        Pursuant to the STT Stockholder Rights Agreement, the Nominating and Governance Committee of the Board, subject to the fiduciary duties of the members of that committee and any applicable regulation or listing requirement of the New York Stock Exchange, is obligated to nominate the individuals designated by STT Crossing for election to the Board. In addition, the Board is required to recommend that the stockholders vote in favor of the nominees designated by STT Crossing and we are required to use all reasonable efforts to cause the individuals to be elected as members of the Board. In making its recommendations to the full Board regarding the nominees for election to our Board at the Annual Meeting, the Nominating and Governance Committee of the Board considered the reasons stated by STT Crossing for why its designees were selected. These reasons are included in the biographies for each of the STT Crossing designees below.

        We will report any material change to any of these procedures in a quarterly or annual filing with the SEC and any new procedure will be available on our website at www.level3.com.

        The members of the Nominating and Governance Committee believe that each of the nominees meet the criteria described above. In addition to the information presented below regarding each nominee's specific experience, qualifications, attributes and skills that led our Board to the conclusion that he should serve as a director, we also believe that all of our nominees have a reputation for integrity, honesty and adherence to high ethical standards. They each have demonstrated business acumen and an ability to exercise sound judgment, as well as a commitment of service to Level 3 and our Board.

Information as to Nominees

        The respective ages, positions with Level 3, if any, business experience, directorships in other companies and Board committee memberships of the nominees for election are set forth below. All information is presented as of April 4, 2014. Other than Jeff K. Storey, none of these directors is our employee.

Name	Age	Position
Jeff K. Storey	53	President and Chief Executive Officer and Director(4)
General Kevin P. Chilton	59	Director(1)(4)
Admiral Archie R. Clemins	70	Director(1)(5)
Steven T. Clontz	63	Director(3)(5)
Admiral James O. Ellis, Jr.	66	Director(3)(4)
T. Michael Glenn	58	Director(1)
Richard R. Jaros	62	Director(2)(5)
Michael J. Mahoney	63	Director(2)
Peter Seah Lim Huat	67	Director(2)
Peter van Oppen	61	Director(1)(2)
Dr. Albert C. Yates	72	Director(3)

(1)
Member of Audit Committee
(2)
Member of Compensation Committee
(3)
Member of Nominating and Governance Committee
(4)
Member of Classified Business and Security Committee
(5)
Member of Strategic Planning Committee

        Walter Scott, Jr., Charles C. Miller, III and John T. Reed, each of whom are currently a member of the Board, are not standing for reelection at the Annual Meeting. These individuals will remain members of the Board, however, through the completion of the Annual Meeting.

        The members of the Nominating and Governance Committee as well as the full Board believe that the nominees have the following particular experience, qualifications, attributes or skills to serve as a member of our Board.

        Jeff K. Storey has been the President and Chief Executive Officer of the Company since April 11, 2013. Prior to that, Mr. Storey was President and Chief Operating Officer of Level 3 from December 2008 until April 11, 2013. From December 2005 until May 2008, Mr. Storey was

President—Leucadia Telecommunications Group of Leucadia National Corporation, where he directed and managed Leucadia's investments in telecommunications companies. Prior to that, beginning in October 2002, Mr. Storey was President and Chief Executive Officer of WilTel Communications Group, LLC until its sale to the Company in December 2005. Prior to this position, Mr. Storey was Senior Vice President—Chief Operations Officer, Network for Williams Communications, Inc., where he had responsibility for all areas of operations for the company's communications network, including planning, engineering, field operations, service delivery and network management. The Board selected Mr. Storey to serve as a director because he is our Chief Executive Officer, and the Board believes that it is critical that our Chief Executive Officer serve as a member of our Board for a variety of reasons, including Mr. Storey's key role in formulating and leading the implementation of our business strategy. Mr. Storey has 30 years of experience in leading companies in various portions of the telecommunications industry. Mr. Storey is a member of the Classified Business and Security Committee.

        General Kevin P. Chilton, U.S. Air Force (ret.), has been our director since April 2012. In February 2011, General Chilton retired from the U.S. Air Force after 34 years of service. General Chilton served as Commander, U.S. Strategic Command, from 2007 through 2011, overseeing operations for the U.S. Department of Defense nuclear, space and cyberspace operations. From 2006 to 2007, General Chilton served as Commander of Air Force Space Command, where he was responsible for all Air Force space and nuclear ICBM programs. He previously served in a variety of command positions and as a pilot and test pilot. General Chilton also served as a NASA astronaut from 1987 to 1996, including on three space shuttle flights, and as the Deputy Program Manager for the International Space Station from 1996 to 1998. General Chilton is a director of Anadarko Petroleum Corporation and Orbital Sciences Corporation. General Chilton is also a member of the board of the Aerospace Corporation, a federally funded research and development center that is sponsored by the United States Air Force, and provides objective technical analyses and assessments for space programs that serve the U.S. national interest. The Board selected General Chilton to serve as a director because it will benefit from his extensive command and leadership experience in the Air Force, which provides him with a valuable blend of political, legislative, international and regulatory knowledge and experience as we continue to implement our business strategy and review opportunities to grow our business with various federal, state and local governmental departments and agencies. General Chilton also gained managerial, financial and executive experience with his involvement in preparing the Air Force five-year budget/program for several years. General Chilton is a member of the Board's Audit Committee and Classified Business and Security Committee.

        Admiral Archie R. Clemins, U.S. Navy (ret.), has been our director since October 2011. Admiral Clemins has been designated as a nominee by STT Crossing pursuant to the STT Stockholder Rights Agreement. Since January 2000, Admiral Clemins has been the owner and President of Caribou Technologies, Inc., an international consulting firm, and concentrates on the transition and integration of commercial technology to the government sectors, both in the United States and Asia. From 2008 to April 2011, he served as a director of Cyalume Technology Holdings, Inc. He also served as a director of Global Crossing from December 2003 until its sale to us in October 2011. In addition to serving on the boards of other technology, nonprofit and venture capital concerns, Admiral Clemins is a Venture/Limited Partner with Highway 12 Ventures. As an officer of the United States Navy from 1966 through December 1999, Admiral Clemins' active duty service included command of the attack submarine USS Pogy (SSN-647), Commander, U.S. Seventh Fleet, and Admiral and the 28th Commander of the U.S. Pacific Fleet. STT Crossing believes that Admiral Clemins' U.S. Navy leadership positions give him a unique perspective on organizational management and allow him to bring to Level 3's board insights on economic, government and foreign policy issues. STT Crossing also believes that his experience with technology companies gives him great familiarity with many of the types of issues that Level 3 faces in its business as a telecommunications company. Admiral Clemins is a member of the Board's Audit Committee and the Strategic Planning Committee.

        Steven T. Clontz has been our director since April 2012. Mr. Clontz has been designated as a nominee by STT Crossing pursuant to the STT Stockholder Rights Agreement. Mr. Clontz served as a member of the executive committee of Global Crossing from December 2003 until its sale to us in October 2011. Mr. Clontz has been Senior Executive Vice President for North America and Europe of Singapore Technologies Telemedia Pte. Ltd. since January 2010. Effective March 2013, Mr. Clontz is also a Corporate Adviser to Temasek International Advisors Pte. Ltd. He was chief executive officer of StarHub Ltd from 1999 to 2009, and has served as a director of StarHub Ltd since 1999. From December 1995 through December 1998, Mr. Clontz served as chief executive officer, president and a director of IPC Information Systems, based in New York City. Prior to that, Mr. Clontz worked at BellSouth International, joining in 1987 and holding senior executive positions of increasing responsibility, serving the last three years as president Asia-Pacific. Mr. Clontz has served as a director of InterDigital, Inc. since 1998 and served as a director of Equinix from 2005 until 2013. Mr. Clontz began his career as an engineer with Southern Bell in 1973. STT Crossing believes that Mr. Clontz brings to Level 3's board extensive telecommunications business and operating experience, and that his leadership roles at non-U.S. companies bring an international perspective that adds diversity to the deliberations of Level 3's Board. Mr. Clontz is chairman of the Board's Strategic Planning Committee and a member of the Board's Nominating and Governance Committee.

        Admiral James O. Ellis, Jr., U.S. Navy (ret.), has been our director since March 2005. Since May 2012, Admiral Ellis has been a private investor and since November 2013, he has served as an Annenberg Distinguished Visiting Fellow of the Hoover Institution at Stanford University. From May 2005 until May 2012, Admiral Ellis was the President and Chief Executive Officer of the Institute of Nuclear Power Operations or INPO, a nonprofit corporation established by the nuclear utility industry in 1979 to promote the highest levels of safety and reliability in the operation of nuclear electric generating plants. Prior to that, Admiral Ellis served as Commander, U.S. Strategic Command in Omaha, Nebraska, reporting directly to the Secretary of Defense, from July 2004 until retiring in May 2005, after 35 years of service in the U.S. Navy. In his Naval career, he held seven commands. A graduate of the U.S. Naval Academy, he also holds M.S. degrees in Aerospace Engineering from the Georgia Institute of Technology and in Aeronautical Systems from the University of West Florida. He served as a Naval aviator, is a graduate of the U.S. Naval Test Pilot School and was qualified in the operation and maintenance of naval nuclear power plants. Admiral Ellis is also a member of the Board of Directors of Dominion Resources, Inc., a major utility company engaged in the generation and distribution of electricity and natural gas and Lockheed Martin Corporation, a global security company. Admiral Ellis served on the Board of Directors of Inmarsat PLC until March 2014. Admiral Ellis has been elected to The National Academy of Engineering, which honors those who have made outstanding contributions to engineering research, practice, or education. Admiral Ellis has over 40 years of experience in managing and leading large and complex technology-focused organizations, in large part as a result of serving for 35 years as an active duty member of the U.S. Navy. The Board selected Admiral Ellis to serve as a director because it believes that it benefits from his insights gained from his years of management and government experience as we continue to implement our business strategy and review various opportunities to grow our business with various federal, state and local governmental departments and agencies. Admiral Ellis is the chairman of the Board's Classified Business and Security Committee and a member of the Nominating and Governance Committee.

        T. Michael Glenn has been our director since October 2012. Since 1998, Mr. Glenn has been the Executive Vice President—Market Development and Corporate Communications of FedEx Corporation, a global provider of supply chain, transportation, business and related information services. Mr. Glenn is a member of the five-person executive committee, responsible for planning and executing FedEx's strategic business activities. Since 2000, Mr. Glenn also serves as President and Chief Executive Officer of FedEx Corporate Services, responsible for all marketing, sales, customer service and retail operations functions for all FedEx companies. From 1994 to 1998, Mr. Glenn was Senior Vice President—Marketing and Corporate Communications of FedEx Express. Mr. Glenn is also a director of Pentair Inc., and was formerly a director of Deluxe Corporation and Renasant Corporation. Mr. Glenn has over 30 years of business leadership experience in an organization that is known for highly developed processes and worldwide operations. The Board selected Mr. Glenn to serve as a director because it believes that he brings extensive executive leadership, strategic, marketing, process development and communications experience on a worldwide basis to our Board from his service as one of the top leaders at FedEx Corporation. Mr. Glenn currently serves as a member of the Board's Audit Committee.

        Richard R. Jaros has been our director since June 1993 and served as our President from 1996 to 1997. Mr. Jaros has been a private investor for more than the past five years. Mr. Jaros served as our Executive Vice President from 1993 to 1996 and our Chief Financial Officer from 1995 to 1996. He also served as President and Chief Operating Officer of CalEnergy from 1992 to 1993. Mr. Jaros was previously a director of Commonwealth Telephone Enterprises, Inc. ("Commonwealth"), MidAmerican Energy Holdings Company and RCN Corporation ("RCN"). Mr. Jaros has over 30 years of business, finance and general management experience gained from serving in various capacities with telecommunications, diversified and alternative energy companies. As part of that experience, Mr. Jaros has over 20 years of experience in serving as a member of the board of directors for various companies in the telecommunications industry. The Board selected Mr. Jaros to serve as a director because of his general business and finance experience, and that as a result of that experience, the Board believes he is familiar with many of the same issues that we face. Mr. Jaros has been involved in succession planning, compensation, employee management and the evaluation of acquisition opportunities. Mr. Jaros currently is a member of the Board's Compensation Committee and the Strategic Planning Committee.

        Michael J. Mahoney has been our director since August 2007. Mr. Mahoney has been a private investor since March 2007. From 2000 until March 2007, Mr. Mahoney was the President and Chief Executive Officer of Commonwealth. Prior to that, from 1997 until 2000, Mr. Mahoney was President and Chief Operating Officer of RCN. Mr. Mahoney also served as President and Chief Operating Officer of C-TEC Corporation from 1993 until 1997. Mr. Mahoney is a member of the Board of Directors of FairPoint Communications, Inc. and the Board of Trustees of Wilkes University. Mr. Mahoney has over 30 years of experience in leading and directing companies in the telecommunications industry, having most recently served as the Chief Executive Officer of Commonwealth. The Board selected Mr. Mahoney to serve as a director because it believes he has extensive experience related to the delivery of communications services to a wide variety of customers, and because he has run a communications company with many of the same issues that we face. As a former chief executive officer, Mr. Mahoney has been involved in strategic planning, operations, succession planning, compensation, employee management and the evaluation of acquisition opportunities. Mr. Mahoney is the chairman of the Board's Compensation Committee.

        Peter Seah Lim Huat has been a member of the Board since October 2011. Mr. Seah has been designated as a nominee by STT Crossing pursuant to the STT Stockholder Rights Agreement. Since January 2005, Mr. Seah has been a member of the Temasek Advisory Panel of Temasek Holdings (Private) Limited and since November 2004 he has been a Deputy Chairman of the board of directors of STT Communications Ltd. He also served as vice chairman of the Board of Directors of Global Crossing from December 2003 until its sale to us in October 2011. From December 2001 until December 2004 he was President and Chief Executive Officer of Singapore Technologies Pte Ltd (which we refer to as Singapore Technologies) and also a member of its board of directors.

Before joining Singapore Technologies in December 2001, he was a banker for the prior 33 years, retiring as Vice Chairman & Chief Executive Officer of Overseas Union Bank in September 2001. He has served on the boards of CapitaLand Limited since 2001, StarHub Ltd and STATS ChipPAC Ltd. since 2002 and LaSalle Foundation Limited since 2007. In addition, Mr. Seah has served on the boards of the DBS Bank Ltd and DBS Group Holdings Ltd since 2009. He also served on the boards of SembCorp Industries Ltd from 1998 to 2010, PT Indosat Tbk from 2002 to 2008, STT from 2004 to 2010, Bank of China Limited from 2006 to 2010 and Singapore Technologies Engineering Ltd from 2002 until 2013. STT Crossing believes that Mr. Seah's service as the chief executive of Overseas Union Bank and Singapore Technologies provides him with valuable business, leadership and management experience. STT Crossing also believes that his many years of experience in banking will give him important insights into Level 3's capital structure and the capital markets. STT Crossing further believes that Mr. Seah's experience on the board of directors of many non-U.S. companies will enable him to bring a global perspective to Level 3's board, including best practices gained from other countries. Mr. Seah is a member of the Board's Compensation Committee.

        Peter van Oppen has been our director since March 1, 2013. Mr. van Oppen has been a partner at Trilogy Partnership, a private investment firm focused on technology and telecommunications, since 2006. Prior to joining Trilogy, Mr. van Oppen served as Chief Executive Officer and Chairman of the Board for Advanced Digital Information Corporation ("ADIC"), a data storage company, for twelve years, from 1994 through its acquisition by Quantum Corp. in 2006. Prior to ADIC, Mr. van Oppen served as President and Chief Executive Officer of Interpoint, a predecessor company to ADIC, from 1989 until its acquisition by Crane Co. in October 1996, and had also been a consultant at PricewaterhouseCoopers and Bain & Company. Mr. van Oppen currently serves as the Chairman of the Board of Trustees and is the former Chair of the Investment Committee at Whitman College and serves on the boards of directors of several private companies. Mr. van Oppen was formerly a director of Isilon Systems, Inc. The Board selected Mr. van Oppen to serve as a director because of his experience as a chairman and chief executive officer of a global data storage company for over a decade, his extensive management and consulting experience, as well as his experience as a director of other public and private companies. In addition, Mr. van Oppen has served as and supervised public company chief financial officers and is a member, on inactive status, of the American Institute of Certified Public Accountants. Mr. van Oppen is a member of the Board's Audit Committee and Compensation Committee.

        Dr. Albert C. Yates has been our director since March 2005. Dr. Yates retired after 13 years as president of Colorado State University in Fort Collins, Colorado in June 2003. He was also Chancellor of the Colorado State University System until October 2003, and is a former member of the board of the Federal Reserve Board of Kansas City-Denver Branch, the board of directors of First Interstate Bank, Molson Coors Brewing Company and StarTek, Inc. He currently serves as a director of Guaranty Bancorp, a bank holding company that operates 34 branches in Colorado through a single bank, Guaranty Bank and Trust Company. Dr. Yates has over 40 years of experience in academia and management generally. The Board selected Dr. Yates to serve as a director because it believes that it benefits from his insights gained from his years of management experience and his prior senior positions in academia as we continue to implement our business strategy as well as his extensive board and committee experience at both public and private companies. Dr. Yates is chairman of the Board's Nominating and Governance Committee.

        Our Corporate Governance Guidelines provide that a director should not be nominated to a new term if he would be over age 73 at the time of the election; however, this limitation may be waived by the Board if the Board feels to do so would be in our interests.

        The Board recommends a vote FOR the nominees named above.

Board Structure and Risk Oversight

        The Board believes that independent oversight of management is an important component of an effective board of directors. The independent Board members have determined that the most effective Board leadership structure for Level 3 at the present time is for the chief executive officer ("CEO") position to be separate from the Chairman of the Board position, a structure that has served us well for many years. The independent Board members believe that because the CEO is ultimately responsible for the day-to-day operation of Level 3 and for executing our strategy, and because our performance is an integral part of Board deliberations, the CEO should be an important part of the Board, but that under current circumstances, a different individual should act as Chairman of the Board. The Board retains the authority to modify this structure to best address our unique circumstances, and so advance the best interests of all stockholders, as and when appropriate.

        The Board also believes, for the reasons set forth below, that its existing corporate governance practices also achieve independent oversight or management accountability. Our governance practices provide for strong independent leadership, independent discussion among directors and for independent evaluation of, and communication with, many members of senior management. These governance practices are reflected in our Corporate Governance Guidelines and the various Board committee charters, which are available on our website. Some of the relevant processes and other corporate governance practices include the following:

  •
  The basic responsibility of the directors is to exercise their business judgment to act in what they reasonably believe to be in the interests of Level 3 and our stockholders. The Board selects the senior management team, which is responsible for the day-to-day conduct of our business.

  •
  Directors are expected to attend Board meetings and meetings of committees on which they serve, and to spend the time needed and meet as frequently as necessary to properly discharge their responsibilities.

  •
  The Chairman of the Board and our CEO establish the agenda for each Board meeting. Each Board member is free to suggest the inclusion of items on the agenda. Each Board member is free to raise at any Board meeting subjects that are not on the agenda for that meeting.

  •
  The Board reviews our long-term strategic plans during at least one Board meeting each year.

  •
  The non-management directors periodically meet in executive session as a part of regularly scheduled Board meetings. The Chairman presides at these meetings, as he is not part of management.

  •
  Directors have full, free and appropriate access to our officers and employees. The Board welcomes regular attendance at each Board meeting of our senior officers.

  •
  We conduct an orientation program for new directors as soon as practical following the meeting at which the new director is elected. This orientation includes presentations by senior management to familiarize new directors with our strategic plans, financial reporting, principal officers, auditing processes, and such other topics as the Board and/or the CEO feel are appropriate. All other directors are also invited to attend the orientation program.

  •
  The Compensation Committee of the Board is responsible to review and approve CEO's goals and objectives, evaluate the CEO's performance in light of these corporate objectives, and formulate and present to the independent members of the Board a recommendation for CEO compensation levels consistent with Company philosophy. The Board approves the CEO's compensation.

  •
  The Board conducts an annual self-evaluation to determine whether it and its committees are functioning effectively. The Chairman of the Board's Nominating and Governance Committee receives comments from all directors and reports to the Board with an assessment of the Board's performance.

        The Board oversees our stockholders' interest in our long-term and overall success and our financial performance. The full Board is actively involved in overseeing risk management for us. It does so in part through its oversight of our top executives who supervise day-to-day risk management throughout Level 3. In addition, our executives regularly discuss recurring themes or material risks with the members of the Board, including recurring themes and materials risks raised by the Board members.

        In addition, each of our Board committees considers the risks within its areas of responsibilities. For example, the Audit Committee considers financial risk on a quarterly basis, recommends guidelines to various financial related exposures and discusses with management policies with respect to risk assessment and risk management. The Audit Committee also reviews risks related to financial reporting. The Audit Committee discusses any material violations of our policies brought to its attention. Additionally, the outcome of our internal audit risk assessment is presented to the Audit Committee annually; this assessment identifies internal controls risks and drives the internal audit plan for the coming year. Material violations of our Worldwide Business Code of Conduct and related corporate policies are reported to the Audit Committee and/or the Nominating and Governance Committee, depending on the subject matter and, as required, are reported to the full Board. The Compensation Committee reviews our overall compensation program and its effectiveness at both linking executive pay to performance and aligning the interests of our executives and our stockholders. The Nominating and Governance Committee reviews our governance practices on an annual basis.

Corporate Governance

        We have Corporate Governance Guidelines that address the governance activities of the Board and include criteria for determining the independence of the members of our Board. These guidelines are in addition to the requirements of the Securities and Exchange Commission and The New York Stock Exchange. The Guidelines also include requirements for the standing committees of the Board, responsibilities for Board members and the annual evaluation of the Board's and its committees' effectiveness. The Corporate Governance Guidelines are available on our website at www.level3.com. At any time that these guidelines are not available on our website, we will provide a copy upon written request made to Investor Relations, Level 3 Communications, Inc., 1025 Eldorado Boulevard, Broomfield, Colorado 80021.

        Although we include references to our website, any information that is included in our website is not part of this Proxy Statement.

  Independence

        The Board also evaluates the independence of each director in accordance with applicable laws and regulations and its Corporate Governance Guidelines. Based on the recommendation of our Nominating and Governance Committee, the Board has determined that the following nominees are "independent" as required by applicable laws and regulations, by the listing standards of The New York Stock Exchange and by the Board's Corporate Governance Guidelines: General Kevin P. Chilton, Admiral Archie R. Clemins, Steven T. Clontz, Admiral James O. Ellis, Jr., T. Michael Glenn, Richard R. Jaros, Michael J. Mahoney, Peter Seah Lim Huat, Peter van Oppen and Dr. Albert C. Yates. The Board has also concluded that all of the members of each of the Audit, Compensation and Nominating and Governance committees are "independent" in accordance with these same standards.

  Code of Ethics

        We have a Worldwide Business Code of Conduct, specific portions of which serve as our "code of ethics" under the standards mandated by the Sarbanes-Oxley Act of 2002, as amended. The complete Worldwide Business Code of Conduct is available on our website at www.level3.com. At any time that the Worldwide Business Code of Conduct is not available on our website, we will provide a copy upon written request made to Investor Relations, Level 3 Communications, Inc., 1025 Eldorado Boulevard, Broomfield, Colorado 80021. If we amend the provisions of the Worldwide Business Code of Conduct that serve as our "code of ethics," or if we grant any waiver from those provisions that applies to our executive officers or directors, we will publicly disclose such amendment or waiver as required by applicable law, including by posting such amendment or waiver on our website at www.level3.com or by filing a Current Report on Form 8-K.

  Stockholder Communications with Directors

        A stockholder who wishes to communicate directly with the Board, a committee of the Board or with an individual director, regarding matters related to Level 3 should send the communication to:

  Level 3 Communications, Inc.
  Board of Directors [or committee name or
  director's name, as appropriate]
  1025 Eldorado Boulevard
  Broomfield, Colorado 80021

        We will forward all stockholder correspondence about Level 3 to the Board, committee or individual director, as appropriate. Please note that we will not forward communications that are spam, junk mail and mass mailings, service complaints, service inquiries, new service suggestions, resumes and other forms of job inquiries, surveys, and business solicitations or advertisements.

  Board of Directors' Meetings

        Mr. Jeff K. Storey joined our Board in May 2013 and Mr. Peter van Oppen joined our Board in March 2013. The Board had a total of five meetings in 2013, with no director attending less than 75% of the meetings that were held during the time that he was a Board member. All of our directors attended more than 75% of the meetings of the Board's committees of which he was a member. In addition, the non-management directors met without any management directors or employees present five times during 2013. These meetings are chaired by the Chairman of the Board.

        Although we do not have a formal policy, it is expected that our Board members will attend our annual meetings. All of our Board members at the time of our 2013 Annual Meeting of Stockholders attended that meeting, with the exception of Mr. James Q. Crowe who did not stand for reelection.

  Section 16(a) Beneficial Ownership Reporting Compliance

        To our knowledge, except as described below, no person that was a director, executive officer or beneficial owner of more than 10% of the outstanding shares of our common stock failed to timely file all reports required under Section 16(a) of the Securities Exchange Act of 1934, as amended.

        With respect to the sale pursuant to a Rule 10b5-1 plan of 1,486 shares of our common stock in April 5, 2013, as a result of a clerical error, Admiral Archie R. Clemins failed to timely file a Form 4 reporting the sale of 486 of shares of our common stock.

 Audit Committee

        The Audit Committee is responsible for appointing, setting compensation for, and overseeing the work of our independent registered public accounting firm. The Audit Committee reviews the services provided by our independent registered public accounting firm, consults with the independent registered public accounting firm and reviews the need for internal auditing procedures and the adequacy of internal controls. For 2013, the members of the Audit Committee were John T. Reed (Chairman) (until the completion of the Annual Meeting), General Kevin P. Chilton, Admiral Archie R. Clemins, T. Michael Glenn and Peter van Oppen. The Board has determined that the members of the Audit Committee are independent within the meaning of the listing standards of The New York Stock Exchange. The Board has determined that Mr. John T. Reed, Chairman of the Audit Committee, qualifies as a "financial expert" as defined by the SEC. The Board has also determined that Mr. Peter van Oppen, qualifies as a "financial expert" as defined by the SEC. In making these determination, the Board considered Messrs. Reed's and van Oppen's credentials and financial background. The Audit Committee met six times during 2013. Mr. van Oppen joined the Audit Committee effective February 18, 2014.

        The Audit Committee has chosen KPMG LLP or its international affiliates, which we refer to together as KPMG, as our independent registered public accounting firm for 2014. As part of its responsibilities, the Audit Committee is required to pre-approve the audit and non-audit services performed by the independent registered public accountants in order to assure the public accountant's independence. The Audit Committee has adopted a pre-approval process with respect to the provision of audit and non-audit services to be performed by KPMG. This pre-approval process requires the Audit Committee to review and approve all audit services and permitted non-audit services to be performed by KPMG. The Audit Committee establishes pre-approval fee levels for all services to be provided by KPMG annually. Audit services are subject to specific pre-approval while audit-related services, tax services and all other services may be granted pre-approvals within specified categories. Any proposed services exceeding these levels require specific pre-approval by the Audit Committee. Additionally, the Audit Committee may delegate either type of pre-approval authority to one or more of its members. A report, for informational purposes only, of any pre-approval decisions made by a single member of the Audit Committee is made to the full Audit Committee on at least a quarterly basis. One hundred percent of the services that required pre-approval by the Audit Committee received that approval.

        The Audit Committee also has the responsibility, among other things, of assisting the Board in meeting its oversight obligations with respect to: (1) the integrity of our financial statements; (2) our compliance with legal and regulatory requirements; (3) our independent auditor's qualifications and independence; (4) the performance of our independent auditors; and (5) the performance of our internal audit function. In so doing, the Audit Committee maintains free and open communications between the directors, the independent auditors, our internal audit department and our financial management team. It is the Audit Committee's expectation that the financial management team will fulfill its responsibility of bringing any significant items to the attention of the Audit Committee.

        One or more representatives of KPMG will be present at the Annual Meeting. Although they will not make a statement at the meeting, they will be available to answer appropriate questions.

        The Audit Committee operates pursuant to a written charter. A copy of the Audit Committee's charter is available on our website at www.level3.com. A copy of the Audit Committee's 2013 Report is included as Annex 1.

Classified Business and Security Committee

        The Classified Business and Security Committee assists the Board in fulfilling its oversight responsibilities relating to our classified business activities and the security of personnel, data, and facilities. The Classified Business and Security Committee also establishes processes and procedures to ensure the security of our U.S. network assets, which include transmission and routing equipment, switches and associated operational support systems and personnel. The Classified Business and Security Committee is comprised solely of members of our Board who are U.S. citizens who, if not already in possession of U.S. security clearances, must apply for U.S. security clearances pursuant to Executive Order 12968 immediately upon their appointment to the committee. The current members of the Classified Business and Security Committee are Admiral James O. Ellis, Jr. (Chairman), General Kevin P. Chilton, Charles C. Miller, III (until June 2013), and John T. Reed (until the completion of the Annual Meeting) and Jeff K. Storey. The Classified Business and Security Committee met four times during 2013.

Compensation Committee

        The Compensation Committee is responsible for overseeing our compensation strategy and policies to allow us to attract key employees and to determine that employees are rewarded appropriately for their contributions, that employees are motivated to achieve our objectives, that key employees are retained, and that such strategy and policies support our objectives, including the interests of our stockholders. The Compensation Committee also approves the salaries, bonuses and other compensation for all executive officers, and reviews and recommends to the full Board the compensation and benefits for non-employee directors. The members of the Compensation Committee are Michael J. Mahoney (Chairman), Richard R. Jaros, Peter Seah Lim Huat and Peter van Oppen. The Board has determined that the members of the Compensation Committee are independent within the meaning of the listing standards of The New York Stock Exchange. The Compensation Committee met eight times in 2013.

        The Compensation Discussion and Analysis below provides additional information on the Compensation Committee's processes and procedures for consideration of executive compensation as well as the role of the committee's independent compensation consultant, Towers Watson & Co. In addition, the Compensation Committee's report follows at the end of the Compensation Discussion and Analysis. The Compensation Committee operates pursuant to a written charter. A copy of the Compensation Committee's charter is available on our website at www.level3.com.

  Compensation Committee Interlocks and Insider Participations

        None of the members of the Compensation Committee is currently our officer or employee. Until 1997, Mr. Jaros was an officer of the company.

Nominating and Governance Committee

        The Nominating and Governance Committee provides oversight and guidance to the Board to ensure that the membership, structure, policies, and practices of the Board and its committees facilitate the effective exercise of the Board's role in the governance of the company. The Committee (i) reviews and evaluates the policies and practices with respect to the size, composition, independence and functioning of the Board and its committees, (ii) reflects those policies and practices in our Corporate Governance Guidelines and other governance documents, and (iii) evaluates the qualifications of, and recommends to the full Board, candidates for election as directors. The members of the Nominating and Governance Committee are Dr. Albert C. Yates (Chairman), Steven T. Clontz and Admiral James O. Ellis, Jr. The Board has determined that the members of the Nominating and Governance Committee are independent within the meaning of the listing standards of The New York Stock Exchange. The Nominating and Governance Committee met five times in 2013.

        The Nominating and Governance Committee operates pursuant to a written charter. A copy of the Nominating and Governance Committee's charter is available on our website at www.level3.com.

Strategic Planning Committee

        In connection with the execution of the STT Stockholder Rights Agreement, we agreed to form a new committee of the Board to be called the Strategic Planning Committee. The Strategic Planning Committee was created to provide advice and assistance to the Board regarding the Board's role in monitoring and implementing our strategic plan, which includes (i) the results of our process of defining our broad strategy to achieve our business objectives and maximize the value of the company for our stockholders and other stakeholders and (ii) the related plans to implement that strategy.

        The Strategic Planning Committee provides advice and assistance to the Board with regard to the following matters: the Board's review of our strategic plan, including but not limited to a long term perspective of risks and opportunities; material components of our long-term strategy, such as target customers and market verticals, technology and network strategy and geographic expansion as well as the investments that may be needed to achieve that long-term strategy; evaluating material acquisitions, dispositions, investments and other potential growth and expansion opportunities; strategic issues or opportunities material to us that are outside the scope of our traditional business operations; and our balance sheet strategy and financing strategy, as well as any particular equity or equity-linked financing transaction that would as of the date of issuance (or on an as converted or exchanged basis as of the date of issuance), increase the number of our shares of common stock outstanding by more than 10 percent.

        The members of the Strategic Planning Committee are Steven T. Clontz (Chairman), Admiral Archie R. Clemins, Richard R. Jaros and Charles C. Miller, III (until the completion of the Annual Meeting). In addition, the Strategic Planning Committee charter provides that all members of the Board are entitled to notice of, and to attend and participate at, all meetings of the committee. In addition, all members of the Board are able to receive the meeting materials prepared for any meeting of the committee at the Board's member's request, and the meetings of the committee are scheduled so as not to conflict with the meeting of any other Board committee. The Strategic Planning Committee met one time during 2013 in a separate meeting and one time in connection with a full Board meeting.

Additional Information for Submission of Nominations for Director

        Our By-laws require that a stockholder who wishes to nominate an individual for election as a director at our Annual Meeting of Stockholders must give us advance written notice not less than 60 days prior to the anniversary date of the prior year's Annual Meeting of Stockholders and not more than 90 days prior to the anniversary date of the prior year's Annual Meeting of Stockholders, and must be a stockholder of record on the date of the giving of the required notice and on the record date for the determination of stockholders entitled to vote at that meeting.

        The stockholder's notice must provide as to each person whom the stockholder proposes to nominate for election as a director:

  •
  the name, age, business address and residence address of the person;

  •
  the principal occupation or employment of the person;

  •
  the class or series and number of shares of our capital stock that are owned beneficially or of record by the person; and

  •
  any other information relating to the person that would be required to be disclosed in a proxy statement or other filings required to be made in connection with solicitation of proxies for election of directors pursuant to Section 14 of the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder.

        In addition, as to the stockholder giving the notice, the stockholder must indicate:

  •
  the name and record address of such stockholder;

  •
  the class or series and number of shares of our capital stock that are owned beneficially or of record by such stockholder;

  •
  a description of all arrangements or understandings between such stockholder and each proposed nominee and any other person or persons (including their names and addresses) pursuant to which the nominations(s) are to be made by such stockholder;

  •
  a representation that such stockholder intends to appear in person or by proxy at the meeting to nominate the persons named in its notice; and

  •
  any other information relating to such stockholder that would be required to be disclosed in a proxy statement or other filings required to be made in connection with solicitation of proxies for election of directors pursuant to Section 14 of the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder.

        This notice must be accompanied by a written consent of each proposed nominee to being named as a nominee and to serve as a director if elected. All notices must be delivered or mailed to the Secretary, Level 3 Communications, Inc., 1025 Eldorado Boulevard, Broomfield, Colorado 80021.

Information About Our Executive Officers

        Set forth below is information as of April 4, 2014, about our executive officers other than Mr. Storey. Our executive officers have been determined in accordance with the rules of the SEC.

Name	Age	Position
Sunit S. Patel	52	Executive Vice President and Chief Financial Officer
Thomas C. Stortz	63	Executive Vice President, Chief Administrative Officer and Secretary
John M. Ryan	51	Executive Vice President, Chief Legal Officer and Assistant Secretary
Eric J. Mortensen	55	Senior Vice President and Controller
Héctor R. Alonso	56	Regional President Latin America
Andrew E. Crouch	43	Regional President North America
John F. Waters, Jr.	49	Chief Technology Officer

        Sunit S. Patel has been Chief Financial Officer and an Executive Vice President of Level 3 since March 2008. Mr. Patel is also currently serving as interim Regional President EMEA. Prior to March 2008, Mr. Patel was Chief Financial Officer from May 2003 and a Group Vice President of Level 3 from March 2003 to March 2008. Prior to that, Mr. Patel was Chief Financial Officer of Looking Glass Networks, Inc., a provider of metropolitan fiber optic networks, from April 2000 until March 2003. Mr. Patel was Treasurer of WorldCom Inc. and MCIWorldcom Inc., each long distance telephone services providers from 1997 to March 2000. From 1994 to 1997, Mr. Patel was Treasurer of MFS Communications Company, Inc.

        Thomas C. Stortz has been Executive Vice President, Chief Administrative Officer and Secretary since June 2011. Prior to a brief retirement from the company from April 2011 to June 2011, Mr. Stortz was Executive Vice President, Chief Legal Officer and Secretary from February 2004 through March 2011. Prior to that, Mr. Stortz was Group Vice President, General Counsel and Secretary of the company from February 2000 to February 2004. Prior to that, Mr. Stortz served as

Senior Vice President, General Counsel and Secretary of the company from September 1998 to February 2000. Prior to that, he served as Vice President and General Counsel of Peter Kiewit Sons', Inc. and Kiewit Construction Group, Inc. from April 1991 to September 1998.

        John M. Ryan has been Executive Vice President, Chief Legal Officer and Assistant Secretary of Level 3 since June 2011. Mr. Ryan is responsible for Level 3's legal and regulatory functions worldwide. Prior to his current position, Mr. Ryan was Executive Vice President, Chief Legal Officer and Secretary of the company from January 2011 until June 2011. Mr. Ryan was Senior Vice President and Assistant Chief Legal Officer of Level 3 Communications, LLC from March 2007 until January 2011, responsible for the customer and vendor contracting groups and the public policy group. Mr. Ryan was a Senior Vice President within the Legal Department from June 2004, and was a Vice President in the Legal Department from December 1999 through June 2004. Prior to December 1999, Mr. Ryan was a partner and associate at Fraser Stryker Law Firm in Omaha, where his practice focused on the communications industry.

        Eric J. Mortensen has been Senior Vice President and Controller of Level 3 since 2003. Prior to that, Mr. Mortensen was Vice President and Controller of Level 3 from 1999 to 2003 and was the Controller of Level 3 from 1997 to 1999. Prior to that, Mr. Mortensen was Controller and Assistant Controller of Kiewit Diversified Group for more than five years.

        Héctor R. Alonso has been Regional President Latin America since November 2011. Mr. Alonso joined the management team in connection with our completion of the acquisition of Global Crossing. In this position, Mr. Alonso has responsibility for our business in Latin America. Prior to the acquisition, Mr. Alonso served as managing director—Latin America from May 2007 until November 2011. Mr. Alonso joined Global Crossing after its acquisition of Impsat Fiber Networks, Inc. As managing director, Mr. Alonso oversaw Global Crossing's strategy and operations across Latin America. Prior to the acquisition by Global Crossing, Mr. Alonso served as Chief Financial Officer of Impsat, in which capacity he was responsible for finance, administration, planning, human resources and information management systems. Prior to becoming chief financial officer in June 2002, Mr. Alonso served as Impsat's Chief Operating Officer in Latin America and the U.S. and president of its Colombian operations. Prior to his tenure at Impsat, Mr. Alonso was managing director of Lime S.A., a waste management company in Colombia, and held other key positions in the Pescarmona group of companies.

        Andrew E. Crouch has been Regional President North America since October 2012. Mr. Crouch has responsibility for the overall business results of the region including sales, marketing and operations. Prior to this position, Mr. Crouch was Regional President Sales for North America from October 2011 to October 2012 and President of Sales from August 2010 to October 2011. Prior to that, Mr. Crouch was President of the Wholesale Markets Group from February 2008 to August 2010. From August 2005 to February 2008, Mr. Crouch was promoted to positions of increasing responsibility within the Sales organization. From January 2004 to August 2005, Mr. Crouch led the Enterprise Voice product team and from November 2001 to January 2004, held senior positions within the Sales organization.

        John F. Waters, Jr. has been our Chief Technology Officer since October 2011. Prior to that, Mr. Waters was our President Global Network Services and Chief Technology Officer from March 2007 until February 2008. Prior to that, Mr. Waters was Executive Vice President, Chief Technology Officer from January 2004 to February 2008. Prior to that, Mr. Waters was Group Vice President and Chief Technology Officer of the Company from February 2000 to January 2004. Mr. Waters joined Level 3 in November 1997 as Vice President, Engineering. Prior to that, Mr. Waters was an executive staff member of MCI Communications from 1994 to November 1997.

COMPENSATION DISCUSSION AND ANALYSIS

I.  Executive Summary and Overview of Compensation Decisions

        The Compensation Committee of our Board, or the Committee, is committed to a philosophy of pay for performance. We continually review our compensation programs to ensure that our compensation programs and practices are aligned with the interests of our stockholders, are designed to incent our employees to create long-term stockholder value through outstanding performance, and reward employees when that performance is achieved.

        The following Compensation Discussion and Analysis describes:

  •
  the elements of compensation for the Named Executive Officers identified in the Summary Compensation Table;

  •
  the Committee's analysis of our performance during 2013;

  •
  the 2013 compensation these officers received; and

  •
  how our compensation practices further our compensation philosophy and objectives.

The Committee reviews our compensation programs on a regular basis, based in part on feedback we receive from our stockholders, and does make changes from time to time. Some of the changes made to these programs that are effective beginning in 2014 and which will be described in more detail in our 2014 Compensation Discussion and Analysis are briefly discussed below.

        In this Compensation Discussion and Analysis, we refer to the individuals who remain employed with Level 3 and are named in the Summary Compensation Table—Jeff K. Storey, Sunit S. Patel, Thomas C. Stortz, Andrew E. Crouch and Héctor R. Alonso—as our "Current Named Executive Officers," and we refer to the Current Named Executive Officers along with Messrs. James Q. Crowe and Charles C. Miller, III as our "Named Executive Officers."

        In April 2013, the Board appointed Mr. Storey as our President and Chief Executive Officer, replacing Mr. Crowe. Unlike Mr. Crowe and in response to feedback received from our larger stockholders, Mr. Storey was not offered an employment contract in connection with his appointment.

        A.    Our 2013 Performance

        Our Committee has structured our executive compensation programs to tie compensation levels to our performance. The Committee has concluded that the total 2013 compensation provided to our Named Executive Officers appropriately rewarded our Named Executive Officers for delivering positive financial, operational and strategic results. In addition, the Committee believes that the Management Incentive and Retention Plan that was implemented in March 2012 and terminated at the end of 2013 achieved its desired outcome, and that the payments to our Named Executive Officers appropriately rewarded these individuals for delivering positive results against the objectives of that plan. These conclusions are based on the following factors and others described later in this discussion:

  •
  our 2013 Core Network Services revenue increased 2.9% over 2012, measured on a constant currency basis, representing approximately 99.5% of our budget target;

  •
  our 2013 Enterprise Core Network Services revenue increased 6.8% over 2012, measured on a constant currency basis;

  •
  our 2013 Adjusted EBITDA increased 11% over 2012, representing approximately 102.9% of our budget target;

  •
  our December 2013 Core Network Services Run Rate was $12 million above (or 102.5% of) our budget target;

  •
  our Sustainable Free Cash Flow for 2013 was $23 million favorable to our budget target of negative $68 million;

  •
  we reduced our year end 2013 net debt to EBITDA ratio to 4.8x from 5.3x and our weighted average cost of debt decreased to 6.8%; and

  •
  our year end stock price has improved year-over-year for each of the last three years—15.6%, 36.0% and 43.5% for 2011, 2012 and 2013, respectively.

Reconciliations to the closest GAAP measure and/or an explanation of how we calculate these measures are contained in Annex 2 to this proxy statement.

        Our Committee makes all final decisions for the total direct compensation—that is, the base salary, bonus and stock-based long-term incentive or LTI awards—of our Named Executive Officers other than for Jeff K. Storey, our Chief Executive Officer. For Mr. Storey, the Committee reviews and approves his goals, evaluates his performance in light of these goals, and formulates and presents to the independent members of the full Board a recommendation for his compensation levels consistent with our compensation philosophy. Our compensation program seeks to achieve an efficient balance between competitive fixed salaries, short-term performance-based bonuses that provide the opportunity to earn above-market cash compensation for strong performance against important financial and business goals, and long-term compensation that is tied to the future performance of the company and our common stock. We believe that each of these elements plays a meaningful role in a broad-based compensation program and work together to incent sustainable performance creating long-term value for our stockholders while supporting our recruiting and retention needs.

        B.    2013 Say-on-Pay Vote

        Every year our stockholders have the opportunity to cast an advisory vote on executive compensation, which is commonly referred to as a "say-on-pay" vote. At our May 2013 Annual Meeting of Stockholders, approximately 54% of the votes cast on the say-on-pay proposal relating to 2012 compensation were voted in favor of the proposal. Some stockholders that voted "no" on the say-on-pay proposal also withheld their votes in favor of the reelection of some or all of the members of the Committee. At the 2013 Annual Meeting, the members of the Committee received a lower total number of votes in favor of their reelection than the other nominees, with approximately 20% of the votes withheld for their reelection.

        After the 2013 Annual Meeting, the Committee chairman and members of senior management discussed the results of the vote with several of our larger stockholders. Based on this feedback, the Committee believes that the negative votes were heavily influenced by the terms of Mr. Crowe's March 2012 employment agreement and the resulting compensation he received when his employment terminated in April 2013.

        In addition, to increase our stockholder engagement on compensation related questions, we have implemented a practice that when members of senior management meet one-on-one with stockholders, the meeting agenda includes a discussion of the stockholder's views of our executive compensation programs and the stockholder's assessment of how closely the programs tie to performance.

        The Committee has implemented several changes to our compensation programs in response to the results from both the 2012 and 2013 Annual Meetings, the feedback received from our larger stockholders and the Committee's continued evaluation of how well our compensation programs are tied to our performance. These changes include:

  •
  Mr. Storey did not receive an employment agreement when he was appointed as our President and Chief Executive Officer in April 2013;

  •
  Mr. Storey's compensation will be approved by all of the independent members of the Board based on a recommendation from the Committee;

  •
  Beginning in 2014, awards of LTI compensation will have a "double-trigger" that will need to be satisfied before payout upon a change of control;

  •
  Beginning in 2014, outperform stock appreciation rights, or OSOs, will no longer be awarded;

  •
  Beginning in 2014, we will award performance-based restricted stock unit awards, which will use a two-year performance measurement period, with the specific performance criteria to be determined by the Committee for each annual award cycle, and will vest 50% on the second anniversary of grant (after the relevant performance has been measured) and the second 50% vesting on February 1st of the following year as a retention component; and

  •
  For compensation decisions beginning in 2014, the Committee removed certain members of our peer group—CA Technologies, eBay, Inc., QUALCOMM Incorporated, VMWare, Inc. and Yahoo! Inc.—in order to ensure that the peers continue to remain similar to the company in terms of lines of business, revenue and geography.

        The Committee will continue to take stockholder feedback regarding compensation into consideration for future compensation decisions.

II.  2013 Executive Compensation Components

        For the year ended December 31, 2013, the principal components of Named Executive Officer compensation, other than for Mr. Crowe, were:

  •
  base salary;

  •
  discretionary cash bonus;

  •
  long-term equity incentive compensation; and

  •
  the 2012 Management Incentive and Retention Plan, or MIRP, which was effective through 2013 and has now expired.

Mr. Crowe's 2013 compensation components required by his employment agreement included base salary and discretionary bonus. Mr. Crowe did not participate in the MIRP.

        Our base salary and bonus decisions are designed to attract and retain talented executives, reward annual achievements and to be commensurate with the executive's scope of responsibilities, demonstrated leadership abilities, and management experience and effectiveness. The other elements of compensation—in particular our LTI program and the MIRP—focus on retaining, motivating and challenging the executive to achieve superior, longer-term, sustained results and increases in stockholder value.

        For additional background information regarding the 2013 compensation components for our Named Executive Officers, please see "VI. 2013 Executive Compensation Components—Background" later in this Compensation Discussion and Analysis.

III.  Metrics for Performance Based Compensation

        A.    2013 Executive Bonus Program

        Our Executive Bonus Program is designed to reward our executives for their performance against short-term financial and business goals. In February 2013, our Committee determined the 2013 financial and business goals for the Executive Bonus Program. Bonuses for 2013 did not have a preset minimum or maximum payout.

        The 2013 Executive Bonus Program goals were:

  •
  Meet overall 2013 financial goals, with overweighting on achievement of cash flow target and budgeted revenue growth.  Performance against this goal is measured against 2013 Board approved budget targets, with substantial weight applied towards achievement of sustainable free cash flow targets and core network services revenue December exit run rate (that is, the amount of monthly recurring core network services revenue as of the end of 2013). We defined sustainable free cash flow for 2013 as Adjusted EBITDA, less capital expenditures, less net cash interest expense, plus/less changes in working capital. This goal was given a 70% initial weighting by the Committee.

  •
  Continue focus on improving the customer experience; maintain and improve 2012 scores.  Performance against this goal is based on an assessment of customer surveys and other internal company metrics that measure our customers' satisfaction with their experience in receiving services from Level 3. This goal was given a 15% initial weighting by the Committee.

  •
  Ensure the company attracts and retains the appropriate workforce.  Performance against this goal is measured by an assessment of voluntary turnover rates for our high performing employees and for our vice presidents and above along with employee satisfaction. This goal was given a 15% initial weighting by the Committee.

        The Committee also takes into account additional factors such as mergers, acquisitions, divestitures and capital markets activities, prevailing market and economic conditions and the subjective assessment of individual performance. For additional information regarding our Executive Bonus Program see "IV. Determination of Total Compensation for 2013—Bonus" and "VI. 2013 Executive Compensation Components—Background—Bonus" below.

        B.    2012 Management Incentive and Retention Plan—Incentive Award

        In connection with the completion of our October 2011 acquisition of Global Crossing Ltd., the Committee established the 2012 Management Incentive and Retention Plan, or MIRP. The Committee established the MIRP to encourage key management personnel to remain employed with us through the critical transition and integration period after the acquisition and to incentivize and reward those key management personnel for the achievement of established performance criteria taking into account expectations for our performance following that acquisition. The term of the MIRP has expired. Since the Committee implemented the MIRP to address the critical period after the completion of the Global Crossing acquisition, the MIRP has not been replaced. Participants in the MIRP included a small number of senior members of management designated by the Committee, including each of Messrs. Storey, Patel, Stortz, Crouch, Alonso and Miller. Mr. Crowe did not participate in the MIRP.

        The MIRP provided an opportunity to receive two types of awards: a retention award and an incentive award.

        The value of both the cash component and the equity component of each Current Named Executive Officer's incentive award was based upon the amount by which our 2013 Adjusted EBITDA (normalized and annualized based on fourth quarter Adjusted EBITDA as discussed below) exceeded the benchmark level of $1.328 billion. If 2013 Adjusted EBITDA exceeded the benchmark by less than 19%, no cash or equity incentive award would be made.

        In February 2014, the Committee determined that the 2013 Adjusted EBITDA represented a 37% increase from the benchmark Adjusted EBITDA established in the MIRP. The Committee determined the 2013 Adjusted EBITDA on a run rate basis, first by normalizing Adjusted EBITDA for the fourth quarter of 2013 (which included on a net basis the elimination of $3 million of net benefits to operating costs recognized in the quarter that the Committee determined was appropriate to eliminate), and then by multiplying that amount by four to determine 2013 Adjusted EBITDA under the MIRP. The Committee started with Adjusted EBITDA, which means our net income (loss) from our Consolidated Statements of Operations before income taxes, total other income (expense), non-cash impairment charges, depreciation and amortization and non-cash stock compensation expense (other than non-cash stock compensation expenses relating to bonus payments made in the form of stock for 2013 bonus payments), on a consolidated basis. The accounting elements constituting Adjusted EBITDA are determined in accordance with generally accepted accounting principles and consistent with past practice. For additional information regarding the incentive awards granted under the MIRP see "IV. Determination of Total Compensation for 2013—MIRP Incentive Awards" below.

IV.  Determination of Total Compensation for 2013

        Given the Current Named Executive Officers' roles in leading Level 3 during 2013, the Committee considers the total remuneration provided to the Current Named Executive Officers as set forth below for 2013 to be appropriate given the company's positive financial, operational and strategic achievements. The Committee has also concluded that the total compensation paid to the Current Named Executive Officers for 2013 is consistent with our compensation philosophy of paying for performance and rewarding the creation of stockholder value.

        Mr. Crowe's 2013 compensation was dictated by his employment agreement. While he was an employee, Mr. Miller's 2013 compensation was determined as described below. Mr. Miller's severance package was determined by the provisions of the Key Executive Severance Plan.

        For detailed information on the development and operation of our compensation programs, please see "VI. 2013 Executive Compensation Components—Background" later in this Compensation Discussion and Analysis.

        A.    Base Salary

        In February 2013, the Committee reviewed the 2013 base salary for our Chief Executive Officer and the base salaries for the other individuals who were the named executive officers in our 2012 Annual Meeting proxy statement. These base salaries were based on recommendations by Mr. Crowe, our Chief Executive Officer at the time. In February 2013, the Committee determined not to increase the base salaries of any of these individuals. Mr. Crowe's base salary was determined by his March 2012 employment agreement. As Messrs. Crouch and Alonso were not named executive officers for our 2012 Annual Meeting proxy statement, their base salaries were determined by Mr. Storey, their direct supervisor during 2013.

        In April 2013, the Board appointed Mr. Storey as our President and Chief Executive Officer, replacing Mr. Crowe. Unlike Mr. Crowe and in response to feedback received from our larger stockholders, Mr. Storey was not offered an employment contract. In connection with his appointment, the Committee did approve an increase in Mr. Storey's base salary to $950,000 from $650,000. We believe that Mr. Storey's revised 2013 salary as a multiple of the other Named Executive Officers' salaries is in line with traditional multiples for the chief executive officer, and that the differences in base salary are explained by the positions that the individuals hold.

        Also in April 2013, Mr. Storey increased Mr. Alonso's annual base salary to $434,227 from $405,820. While Mr. Alonso's salary is denominated in U.S. dollars, it is paid in Argentine pesos.

Mr. Alonso's base salary was increased to remain competitive in the local market. Mr. Alonso's base salary increase was discussed and reviewed with the Committee.

        B.    Bonus

        In the first quarter 2014, when determining the 2013 bonus compensation for the Current Named Executive Officers, the Committee considered the Current Named Executive Officers' performance as a group against the objectives described above. These results included the following items.

        2013 financial goals.    The following table summarizes our Board of Directors-approved budget targets, which may differ from our publicly issued guidance, as well as our actual results for 2013, as adjusted during 2013 for payments of severance and accelerated interest payments that were not anticipated when the budget was initially set.

Metric ($ in Millions)	2013 Budget	2013 Actual Results
CNS Revenue	$5,640	$5,613
Adjusted EBITDA	$1,587	$1,633
CNS Run Rate	$479	$491
Sustainable Free Cash Flow	$(68)	$(45)

The actual 2013 Core Network Services revenue was approximately 99.5% of budget. Adjusted EBITDA was approximately 102.9% of budget. December Core Network Services Run Rate was 102.5% of budget. Sustainable Free Cash Flow for 2013 was approximately $23 million favorable to budget.

        Customer experience.    During the course of the year, our performance against this goal was measured by various customer satisfaction survey data. Our surveys use a seven point scale, with a score of seven (the top "box") representing very satisfied and a score of one (the bottom "box") representing very dissatisfied. Based on results collected during the first quarter of 2013, our overall customer satisfaction scores were 51% in the top two boxes (essentially equal to 2012), and 14% in the bottom two boxes (an increase from 10% in 2012). Since those results were collected, the company has modified the timing of and methods used for its surveys for tracking overall customer satisfaction. Management and the Committee were satisfied with the performance for this objective.

        Attract and Retain an Appropriate Workforce.    Given the nature of this objective, no specific quantitative targets were established by the Committee. The Committee determined that the company has been able to attract and retain the appropriate workforce, based in part on the review of a variety of voluntary turnover rate statistics, including a review of market and competitive data from 2012 (the most recent available at the time of the assessment) showing that our turnover rates were positive relative to the data reviewed.

        Other Factors.    In addition to the review of the above factors, the Committee also considered capital markets related refinancing activities completed during 2013. Through capital markets activities, we refinanced a total of $3.9 billion of debt, significantly improved our debt maturity profile and reduced our cash interest expense beginning in 2014 by approximately $63 million. As a result of the refinancing activities, our net debt to EBITDA ratio decreased to 4.8x at year end 2013 from 5.3x at year end 2012 and our weighted average cost of debt has decreased to 6.8%.

        For the year ended December 31, 2013, the Committee and the full Board of Directors was satisfied with Mr. Storey's leadership of the company given the company's financial results, the performance with respect to the customer satisfaction and employee retention objectives, our success in our capital markets transactions as well as our stock price performance. The Committee's assessment of our performance against the objectives described above, with an emphasis on the financial results, informed the Committee's determination of the level at which to fund the bonus pool for the broad employee base.

        Based on the performance described above, the Committee approved the payment of bonuses as indicated in the table below. Based on the performance described above, the Board approved the payment of Mr. Storey's bonus, based on a recommendation from the Committee:

Name
Jeff K. Storey	$1,425,000
Sunit S. Patel	$651,475
Thomas C. Stortz	$621,863
Andrew E. Crouch	$521,180
Héctor R. Alonso	$330,059

Mr. Alonso's bonus was paid in two parts: $132,024 in cash and 5,319 shares of our common stock.

        C.    Stock Based Awards

        In February 2013, a fixed total award pool for all eligible employees was determined for restricted stock units, or RSUs, and OSOs, as well as each eligible employee's award level, consistent with the Committee's practices and the philosophy described in "VI. 2013 Executive Compensation Components—Background" later in this Compensation Discussion and Analysis.

        Based on the subjective view of the relative contribution of Messrs. Storey, Patel, Stortz and Miller by James Q. Crowe, our Chief Executive Officer in February 2013, to the team's overall performance and his assessment of competitive information from our Peer Group, he provided to the Committee his recommendations for each individual's long-term incentive, or LTI, award level. Mr. Crowe developed his recommendations by first applying his judgment to what is an appropriate distribution of LTI awards among these individuals and then making adjustments based on his own subjective view of the individual's contribution through the individual's role and/or whether the distribution is equitable. Mr. Crowe's adjustments, however, were not made by way of an assessment of the individual's performance using set individualized targets or performance measures. The Committee establishes the level of LTI awards for these individuals after taking into account this recommendation along with its own assessment of competitive information.

        In connection with his April 2013 appointment as our President and Chief Executive Officer, the Committee increased Mr. Storey's 2013 LTI award to 100,000 OSOs (from 75,000) and 100,000 RSUs (from 75,000). These awards were effective July 1, 2013.

        Mr. Storey made the determination of LTI awards for Messrs. Crouch and Alonso, who were not included in Mr. Crowe's recommendations in February 2013. These determinations were based on Messrs. Crouch's and Alonso's assigned compensation grade. The determination of our various compensation grades is made by the Human Resources department, based on the roles and responsibilities for employees in each grade, general salary surveys and an assessment of internal equity. Mr. Storey's LTI award decisions respecting Messrs. Crouch and Alonso were reviewed with the Committee.

        For 2013, each Named Executive Officer had the following award levels.

Name	RSUs	OSOs
Jeff K. Storey	100,000	87,500
Sunit S. Patel	50,000	50,000
Thomas C. Stortz	50,000	50,000
Andrew E. Crouch	25,000	25,000
Héctor R. Alonso	17,500	17,500
James Q. Crowe	0	0
Charles C. Miller, III	50,000	50,000

        During calendar year 2013, as participants in our LTI program, each Named Executive Officer received the RSUs and OSOs indicated in the table below.

Name	RSUs	OSOs(1)
Jeff K. Storey	100,000	87,500
Sunit S. Patel	50,000	50,000
Thomas C. Stortz	50,000	50,000
Andrew E. Crouch	27,500	25,000
Héctor R. Alonso	17,500	17,500
James Q. Crowe	0	0
Charles C. Miller, III	0	25,000

(1)
Includes OSOs that were granted in January 2013, which were part of the award determination made by the Committee for the individual in February 2012.

        Mr. Crowe did not receive any RSU or OSO awards during 2013.

        D.    MIRP Incentive Awards

        As described above, incentive awards granted under the MIRP consisted of both cash awards and equity awards, the amount of which was based on the achievement of 2013 Adjusted EBITDA. In February 2014, the Committee determined that the 2013 Adjusted EBITDA represented a 37% increase from the benchmark Adjusted EBITDA established in the MIRP. The earned incentive awards were paid in the first quarter 2014. Based on that determination of the 2013 Adjusted EBITDA under the MIRP, the Named Executive Officers received the following cash incentive payments as part of the MIRP. Mr. Crowe was not a participant in the MIRP.

Name
Jeff K. Storey	$1,072,500
Sunit S. Patel	$948,750
Thomas C. Stortz	$948,750
Andrew E. Crouch	$450,483
Héctor R. Alonso	$442,344
James Q. Crowe	$0
Charles C. Miller, III	$0

        In addition, and based on the determination of the 2013 Adjusted EBITDA under the MIRP, the Current Named Executive Officers received the following incentive RSU awards, which were made in March 2014. The shares of our common stock represented by these RSUs were issued immediately.

Name	RSUs
Jeff K. Storey	123,750
Sunit S. Patel	82,500
Thomas C. Stortz	82,500
Andrew E. Crouch	21,800
Héctor R. Alonso	19,075
James Q. Crowe	0
Charles C. Miller, III	0

        E.    MIRP Retention Awards

        The Named Executive Officers received in December 2013 the following retention bonus payments as part of the MIRP. The amount of the cash retention award was a percentage of the participant's base salary in effect as of April 1, 2012, and was paid in two equal installments. The percentage in the case of each of Messrs. Storey, Patel, Stortz and Miller was 150% and in the case of Messrs. Crouch and Alonso was 100%. The first installment was paid as part of the Named Executive Officer's final paycheck in 2012, and the second installment was paid as part of the final paycheck in 2013, with Mr. Miller's payment being accelerated as part of his severance package.

Name
Jeff K. Storey	$487,500
Sunit S. Patel	$431,250
Thomas C. Stortz	$431,250
Andrew E. Crouch	$206,644
Héctor R. Alonso	$202,910
James Q. Crowe	$0
Charles C. Miller, III	$431,250

        F.    Other Compensatory Benefits

        The day-to-day design and administration of savings, health, welfare and paid-time-off plans and policies applicable to our employees in general and our Named Executive Officers are handled by teams from our Human Resources, Finance and Legal Departments. The Committee (and in certain cases the entire Board) remains responsible for certain fundamental changes to these plans and policies outside of the day-to-day administrative requirements.

        As salaried employees, the Named Executive Officers participate in a variety of health and welfare and paid-time-off benefits designed to enable us to attract and retain our workforce in a competitive marketplace. Health and welfare and paid-time-off benefits help ensure that we have a productive and focused workforce through reliable and competitive health and other benefits.

        G.    Perquisites

        We limit the perquisites that we make available to our Named Executive Officers. For personal use of our corporate aircraft by Messrs. Crowe and Storey we impute as income the cost of personal travel and, when required by Internal Revenue Service regulations, the personal travel of any guest that accompanies them on business travel. To calculate the amount of imputed income, we use the Internal Revenue Service's Standard Industry Fare Level, or SIFL, rates.

        For 2013, Mr. Crowe had $77,642 of imputed income and Mr. Storey had $36,630 of imputed income. These amounts differ from the amounts disclosed in the Summary Compensation Table below, which we have calculated as approximately $77,006 and $31,269, for Mr. Crowe and Mr. Storey, respectively. The amounts included in the Summary Compensation Table represent our incremental cost to provide the benefit when it is used solely for personal reasons and not when a guest accompanies them on business travel.

        In 2013, Messrs. Patel, Stortz, Crouch and Alonso did not use the aircraft for solely personal reasons. Mr. Crowe did not have access to our corporate aircraft after his employment terminated in April 2013.

V.  Compensation Framework, Philosophy and Risk Considerations

        A.    Compensation Program Philosophy and Characteristics

        Our success depends in large part on our ability to attract, retain and motivate qualified employees who possess the skills necessary to grow our business. Management and the Committee believe that our compensation programs should reflect a core compensation philosophy and characteristics that include the following:

  •
  our bonus program and LTI programs should be linked to company performance and the creation of long-term stockholder value;

  •
  our employees should be rewarded fairly and competitively based on the results they achieve;

  •
  our compensation programs set expectations, measure results, reward achievement and hold employees accountable for expected results;

  •
  we reward results that are achieved while adhering to our corporate values, including by paying above market total compensation for results that exceed expectations;

  •
  employee ownership for our more senior employees demonstrates an economic stake in our business that helps align their interests with those of our stockholders; and

  •
  our compensation programs for our more senior employees should be based heavily on creating long-term value.

        B.    Assessment of Risk

        In structuring our compensation programs and awards, the Committee seeks to discourage employees from engaging in risky behavior, or trading short-term results for long-term performance, by balancing the use of short-term cash compensation (base salary and bonus) with long-term, stock-based compensation that is intended to reward the creation of long-term stockholder value.

        The Committee believes that our short-term bonus program does not encourage unnecessary or excessive risk-taking, since the payment of a bonus to any individual or the executive officers as a group is entirely at the discretion of our Committee. The bonus program's full discretion component allows the Committee to make adjustments to the extent that it believes business decisions are being made with only short-term objectives in mind.

        The Committee also believes that our LTI program does not incent participants to take unnecessary or excessive risks, since the vesting schedule for our RSUs, and the three-year cliff vesting feature of our OSOs, serve as an incentive for our Named Executive Officers and other recipients of these awards to remain with us long-term and to focus their efforts on all elements of our performance that create long-term value. Having regular fixed award dates that are coupled with vesting requirements over multiple years provides a recurring schedule of potential award payouts that encourages participants to avoid taking actions to generate short-term gains that are to our long-term detriment. Moving forward, we also intend to use a variety of measurable financial performance objectives in our performance-based restricted stock unit program to avoid short-term management focus on any single financial metric.

        Taken as a whole, we have concluded that our compensation structure, elements and incentives for 2013 are not reasonably likely to have a future material adverse effect on Level 3.

        C.    Setting Executive Compensation

        The Committee has structured our executive compensation programs to motivate executives to achieve our business goals and reward the executives for their performance against these goals. Compensation decisions for our Named Executive Officers generally take place on an annual basis in February, when the Committee determines:

  •
  the base salary for the current year;

  •
  the LTI award levels for the next 12 months;

  •
  the extent to which bonus compensation will be paid for the recently completed year, which determination is informed by our performance when compared to previously set goals and objectives along with other matters that the Committee decides to consider; and

  •
  the goals and objectives for the bonus program for the current year.

        In making its determinations on compensation, the Committee considers, among other factors, the executive's experience, skills, job position and responsibilities, individual contribution, and prior and expected future performance, as well as retention needs, internal pay equity, and surveys of Peer Group data. The Committee uses Peer Group data as a guideline to inform its action, but does not benchmark compensation decisions against the members of our Peer Group.

        The determination of any bonus payout is at the full discretion of the Committee. In exercising this discretion, our Committee's decisions are based on the Committee's assessment of the performance of our Named Executive Officers as a team in meeting our overall corporate goals and objectives as well as the Committee's consideration of the Chief Executive Officer's recommendations. Individual performance targets or performance measures are not set for our Named Executive Officers.

        Similar to our approach for short-term bonus, we do not set individual performance targets or performance measures for our Named Executive Officers to receive awards of LTI compensation that will vest in the future. The determination of these awards is made by the Committee in their discretion, which is informed by, among other things, equity dilution metrics, a review of Peer Group information to provide an assessment of the competitive market, management's recommendations and the executive team's overall performance.

        D.    Role of the Executive Officers and Consultants

        Our Chief Executive Officer provides recommendations for each Named Executive Officer's base salary and short- and long-term incentive compensation. Our Chief Executive Officer develops his recommendations by first applying his judgment to determine an appropriate distribution of base salary and incentive compensation among the Named Executive Officers. He then makes adjustments based on his subjective view of the individual's contribution based on the individual's role, our prior performance with respect to expectations for short-term incentive compensation, and whether the distribution is equitable. Our Chief Executive Officer does not provide an assessment of the Named Executive Officers' performance using set individualized targets or performance measures.

        The Committee retained Towers Watson & Co. as its compensation consultant for its 2013 compensation determinations. Towers Watson provided the Committee with competitive information on compensation levels, programs and practices of our Peer Group and provided input for the determination of the Peer Group. Towers Watson provides additional consulting services to us, primarily related to our EMEA region and as actuaries to the trustees under a pension plan that we acquired for certain EMEA employees. None of our Named Executive Officers, executive officers or any of our Board members participate in that pension plan. In addition, the consulting team at Towers Watson that provides these other services does not consult with the team that provides services to the Committee.

        For 2013, we paid Towers Watson approximately $190,000 for services provided to the Committee and approximately $223,000 for the other consulting services. For these other consulting and actuarial services, the decision to engage Towers Watson was not made by the management team that supports the Committee. Level 3 management does not retain any other compensation consultants to address the base pay, bonus and LTI awards of our Named Executive Officers. During 2013, the Committee conducted an evaluation of Towers Watson's independence after considering the relevant regulations of the Securities and Exchange Commission and the listing standards of the New York Stock Exchange, and it concluded that Towers Watson was independent of management and that the other services performed by Towers Watson raised no conflict of interests with respect to the advice provided to the Committee.

        Towers Watson provides our Chief Executive Officer with the same information and analysis that is provided to the Committee, which in part informs his recommendations. With respect to 2013 compensation determinations, Mr. Crowe, our Chief Executive Officer at the time that decisions were made (other than with respect to 2013 bonus and MIRP incentive payments), was also provided analyses that informed his recommendations by our Executive Vice President, Chief Administrative Officer and Secretary, our Chief Human Resources Officer and our Senior Vice President responsible for compensation and benefits in our Human Resources Department. The Committee can exercise its discretion to implement, reject or modify any recommendations provided by any member of management, including our Chief Executive Officer.

        E.    Peer Group

        The Committee uses a Peer Group as an additional source of information in reviewing compensation decisions and overall compensation program design for our senior executives, including the Named Executive Officers. The Committee determines the Peer Group members based on a Towers Watson recommendation. Towers Watson develops its recommendation based on first reviewing companies that are in our industry, adding companies that are our competitors for talent and eliminating companies based on employee base size and other characteristics, such as lines of business, revenue and geography, that are not comparable with us. The Committee does not use information from the Peer Group to benchmark its compensation decisions.

        The following companies were included in our Peer Group for 2013 compensation decisions:

Automatic Data Processing, Inc.
CA Technologies
Cablevision Systems Corporation
CenturyLink, Inc.
Charter Communications Inc.
Computer Sciences Corporation
Dish Network Corp.
eBay, Inc.
Fiserv, Inc.
Frontier Communications Corp.
Harris Corp.
Juniper Networks, Inc.	Liberty Global Inc.
MetroPCS Communications, Inc.
NCR Corp.
NetApp, Inc.
NII Holdings, Inc.
QUALCOMM Incorporated
Telephone & Data Systems Inc.
United States Cellular Corp.
VMware, Inc.
Windstream Corporation
Yahoo! Inc.

        We note that Motorola Mobility Holdings, Inc., which was previously part of the Peer Group was acquired during 2012 and was therefore not included in any 2013 determinations. We also note that for compensation decisions beginning in 2014, the Committee added T-Mobile US, Inc. (since MetroPCS Communications, Inc. was acquired by T-Mobile during 2013) and removed CA Technologies, eBay, Inc., QUALCOMM Incorporated, VMWare, Inc. and Yahoo! Inc. in order to ensure that the peers continue to remain similar to the company in terms of lines of business, revenue and geography.

        As an indication of how Level 3 compares to the other members of the Peer Group, we note that for the most recent available fiscal year for Level 3 and the other companies in the Peer Group, Towers Watson estimated that Level 3's percent ranking within the Peer Group for the metrics of total revenue, market capitalization, enterprise value and EBITDA (earnings before interest, taxes, depreciation and amortization) was 49%, 31%, 45% and 10%, respectively.

        When compared against the available information from the Peer Group, the Committee observed that the base salaries to be paid to our Named Executive Officers, other than Mr. Crowe were generally at or above the 50th percentile of the Peer Group. Variations generally relate to the experience level of the individual and the fact that roles for a participating title may not match particularly well company to company. Mr. Crowe's salary as fixed in his employment agreement was above the 75th percentile.

        F.    Compensation Mix

        A significant percentage of total target compensation for our Named Executive Officers is allocated to bonus and LTI awards. We do not have a pre-established policy or target for the allocation between either cash and non-cash or short-term and long-term incentive compensation. Rather, the Committee reviews information provided by Towers Watson as well as our executives to determine the appropriate level and mix of base and incentive compensation. We also adjust our compensation programs based on the evolving business and economic environment. Ultimately, however, the Committee exercises its full discretion to determine the allocation between cash and non-cash or short-term and long-term incentive compensation.

VI.  2013 Executive Compensation Components—Background

        Base Salary.    Base salary levels are typically considered annually as part of our performance review process, as well as upon a promotion or other change in job responsibility.

        Bonus.    Our Executive Bonus Program is designed to reward our executives for performance against short-term financial and business goals. Our Committee does not establish performance targets that if met in full or in part automatically results in the payment of a bonus to a Named Executive Officer. Instead, the Committee considers the performance against preset goals as one factor that influences the Committee's decision to pay a bonus. These goals are not intended as specific targets.

        The Committee assesses these goals and objectives after completion of the year and determines the percentage or level at which to fund the bonus pool for the full employee base. As discussed in "III. Metrics for Performance Based Compensation—A. 2013 Executive Bonus Program" above, the Committee also assesses other factors such as mergers, acquisitions, divestitures and capital markets activities, prevailing market and economic conditions and the subjective assessment of individual performance in the exercise of its discretion in paying a bonus. Where performance is above the targeted level of performance, the Committee may elect to pay a bonus above the range of expected payouts. Performance goals are generally assigned a weighting, which is not absolute in its application, but serves as a guideline to inform the Committee's determination of the bonus payment level.

        From time to time during the course of the year, the Committee reviews the goals for the Executive Bonus Program to confirm that they remain appropriate. The Committee reserves the right to make adjustments during the year to the goals or the relative weighting assigned to the goals. Although no changes were made during 2013 to the goals discussed in "III. Metrics for Performance Based Compensation—A. 2013 Executive Bonus Program" above or to their relative weightings, the Committee did also take into consideration other strategic and subjective factors in determining the final payouts under the 2013 Executive Bonus Program, as described in that section above.

        Stock Awards.    A critical component of our compensation philosophy is providing appropriate incentives to employees through our LTI program. For 2013, our LTI program provided for two types of equity awards. The first is a stock-indexed security referred to as an outperform stock appreciation right—or OSO. The second is restricted stock units—or RSUs—that vest over a period of years, depending on the participant's continued employment and the terms of the specific grant. We believe these awards (i) encourage key personnel to focus on sustainable long-term performance, (ii) strengthen the relationship between compensation and stock price performance and align management's financial interests with those of the stockholders and (iii) help attract and retain talented personnel.

        LTI award determinations are made annually effective beginning on April 1. The award level for each Named Executive Officer, other than Mr. Crowe, was determined by the Committee in its full discretion, using as a guideline competitive data from the Peer Group, as well as the general factors discussed above.

        Individual LTI awards are made after the Committee has determined the total number of awards or "pool" that will be available for the annual grants. The Committee considers several factors to inform its determination of the total number of awards in the pool. These factors include the Shareholder Value Transfer methodology, the "run rate" and additional factors that the Committee determines are appropriate.

        The Shareholder Value Transfer methodology informs the determination of the number of shares for annual LTI awards, new hire and promotion LTI awards and any off-cycle LTI awards approved by the Board for all employees, including all officers, directors, employees and new hires. This approach limits the number of shares available for grant to a set number each year and can vary in grant date value depending upon the company stock price on the date of grant. The Shareholder Value Transfer methodology analyzes, as of the date of its calculation, the aggregate fair value or expense of issued and unvested LTI awards as a percent of our total market capitalization, and is calculated on a gross basis without taking into account cancellations and forfeitures of awards.

        "Run rate" refers to a measure of the annual dilution to stockholders from our grant of common stock based awards, and is defined as a fraction, the numerator of which is the shares issued pursuant to a plan and the denominator of which is the total shares outstanding.

        In February 2013, the Shareholder Value Transfer percentage used by the Committee as a guideline to determine the 2013 annual LTI program award pool was approximately 1.3% of our market capitalization (as compared to a one-year average of 0.96% at the 50th percentile and 1.62% at the 75th percentile for the Peer Group), and the run rate was approximately 1.19%, both of which the Committee concluded were appropriate. For 2013, the actual LTI program awards made would have resulted in a Shareholder Value Transfer measurement of 0.89% compared to the 1.3% approved in February 2013.

        The company's Shareholder Value Transfer percentage for purposes of the LTI program is higher than some of the companies in the Peer Group because OSOs granted in 2013 are valued at approximately 100.9% of the award's face value for purpose of this metric, while most non-qualified options used by the companies in the Peer Group are valued at approximately 30% to 50% of face value. In addition, Shareholder Value Transfer determinations can be adversely affected by movements in stock prices from the time that the award pool is established until the actual award grant dates.

        OSOs.    OSOs derive value only if our performance results in our common stock price performing better than the S&P 500® Index during the three year life of the award. Upon vesting and settlement, which will both occur on the third anniversary of the grant date subject to continued employment, the holder receives shares of our common stock (or, in the Committee's discretion in connection with a change in control, cash) equal to the "spread" between the adjusted base price and the price of our common stock multiplied by a "success multiplier," which ranges from 0 to 4 on a straight line basis to reflect the amount, ranging from 0% to 11%, by which our common stock outperforms the S&P 500® Index. OSOs are granted on a quarterly basis, and the Committee feels that the fixed settlement of the OSOs three years from the date of grant provides a meaningful holding period that supports the alignment of our LTI program to provide compensation for performance that increases our common stock price and mitigates against inappropriate or excessive risk-taking.

        RSUs.    An RSU represents our agreement to issue to the employee shares of our common stock (or, in the Committee's discretion in connection with a change in control, cash) on the date that the restrictions lapse, so long as the employee is employed on that date. RSUs are granted on a regular, fixed basis once per year. The restrictions on RSUs generally lapse in equal annual installments over three or four years, subject to the employee's continued employment and the terms of the specific grant. Upon retirement, all outstanding RSUs held by that person lapse. When the restrictions lapse, the employee is issued the number of shares of common stock equal to the number of RSUs for which the restrictions have lapsed on that date.

        Change in Control.    Our OSOs generally settle upon a change of control of Level 3 Communications, Inc. In addition, the restrictions on our RSUs generally lapse upon a change of control. This type of benefit on a change of control is often referred to as a "single trigger" provision. A "double trigger" provision by contrast would require that the employee also have his or her position terminated or materially changed in order for the awards to accelerate. For all equity awards in 2014 and moving forward, the Committee has determined that the company will move to a "double trigger."

        The definition of what constitutes a "change of control" is set forth in our Level 3 Communications, Inc. Stock Plan. The following summary of the definition of what constitutes a "change of control" is qualified in its entirety by reference to the full definition included in the Stock Plan:

  •
  a change in ownership or control of Level 3 Communications, Inc. effected through a transaction or series of related transactions (other than an offering of our common stock to the general public through a registration statement filed with the Securities and Exchange Commission) whereby any "person" (as defined in Section 3(a)(9) of the Securities Exchange Act of 1934) or any two or more persons deemed to be one "person" (as used in Sections 13(d)(3) and 14(d)(2) of the Securities Exchange Act of 1934), other than Level 3 Communications, Inc. or any of its affiliates (as defined in the Stock Plan), or an employee benefit plan maintained by Level 3 Communications, Inc. or any of its affiliates, directly or indirectly acquire "beneficial ownership" (within the meaning of Rule 13d-3 under the Securities Exchange Act of 1934) of securities of Level 3 Communications, Inc. possessing more than fifty percent (50%) of the total combined voting power of Level 3 Communications, Inc.'s securities outstanding immediately after such acquisition; or

  •
  the date upon which individuals who, as of May 20, 2010, constitute the Board of Directors of Level 3 Communications, Inc. (the "Incumbent Board"), cease for any reason to constitute at least a majority of the Board; provided, however, that any individual becoming a director subsequent to May 20, 2010, whose election, or nomination for election by the Level 3 Communications, Inc. stockholders, was approved by a vote of at least a majority of the directors then constituting the Incumbent Board shall be considered as though such individual was a member of the Incumbent Board since May 20, 2010, but excluding, for this purpose, any such individual whose initial assumption of office occurs as a result of an actual or threatened election contest with respect to the election or removal of directors or other actual or threatened solicitation of proxies or consents by or on behalf of a person other than the Board; or

  •
  the sale or disposition, in one or a series of related transactions, of all or substantially all of the assets of Level 3 Communications, Inc. to any "person" (as defined in Section 3(a)(9) of the Securities Exchange Act of 1934) or to any two or more persons deemed to be one "person" (as used in Sections 13(d)(3) and 14(d)(2) of the Securities Exchange Act of 1934) other than Level 3 Communications, Inc.'s affiliates (as defined in the Stock Plan).

        In addition, the Committee may, by a written determination prior to the consummation of an event or transaction, determine that such event or transaction does not constitute a Change in Control, provided that the Committee reasonably concludes that such event or transaction (i) is not likely to result in a significant change to the identities of the persons functioning as our senior management, either immediately or in the foreseeable future (it being understood that the Committee need not conclude that no changes in our senior management are likely to occur), and (ii) is not likely to result in control of the Board (or a significant portion of the Board's functions) being transferred to a single person or entity, either immediately or in the foreseeable future, with certain specified exceptions.

        We also have a requirement that the change of control must also qualify as a "change in control event" as defined in Treasury Regulation 1.409A-3(i)(5)(i), so that our RSUs will be compliant with the provisions of Section 409A of the Internal Revenue Code of 1986, as amended. In the event that there is a change in control as defined by the Stock Plan that does not qualify as a change in control event under Section 409A, if the employee undergoes a separation from service on account of his or her termination of employment by us without cause following that change in control, we will, in our sole discretion, either (a) issue all unissued shares of our common stock issuable pursuant to the RSU award to the employee or (b) pay the employee in a combination of cash and stock the value of those shares of our common stock as provided for in the Stock Plan.

        LTI program awards made prior to 2014 have a single trigger acceleration upon a change of control. The Committee had previously maintained the use of a single trigger acceleration because: single trigger vesting allows for continuing employees to be treated in the same manner as employees who are terminated after a change in control with respect to outstanding equity grants; the employing company that made the original equity grant will no longer exist in the same form after a change in control and employees should not be required to have the fate of their outstanding equity tied to the new company's future success; and a single trigger on equity vesting can serve as a retention device during change in control discussions, especially for more senior executives where equity represents a significant portion of their total pay package. However, based on the Committee's continued evaluation of investor sentiment and expectations for the treatment of compensation upon a change of control, the Committee determined that a single trigger is no longer appropriate and the single trigger has been replaced with a double trigger effective for awards beginning in 2014.

        Modifications.    From time to time, our Committee evaluates all elements of our LTI programs. Our Committee from time to time may make changes to any or all of the elements of these programs to reflect the changing needs related to attracting, retaining and motivating our Named Executive Officers. These changes may be based, in part, on market conditions and the LTI program of competitors. Management and the Committee regularly review our compensation programs to determine whether these programs are accomplishing our goals in the most cost-effective manner.

        Perquisites.    We limit the perquisites that we make available to our Named Executive Officers. With two exceptions, our Named Executive Officers are entitled to no benefits that are not otherwise available to all of our employees. We do not provide club memberships, financial consulting, pension arrangements, post-retirement health coverage or similar benefits for our Named Executive Officers. We do provide our U.S.-based Named Executive Officers the opportunity for personal use of our corporate aircraft. We also provide Mr. Alonso, who is based in Argentina, a car for safety reasons.

        We provide our Named Executive Officers personal use of our corporate aircraft because we believe that this benefit generally affords us increased security and allows our executives to work more efficiently and productively when traveling for personal reasons. For U.S.-based Named Executive Officers other than Messrs. Crowe and Storey, any personal use of our corporate aircraft is pursuant to an Aircraft Time-Share Agreement, pursuant to which the Named Executive Officer is responsible to reimburse us for our incremental cost of providing his personal use of the corporate aircraft. In 2013, none of Messrs. Patel, Stortz, Crouch and Alonso used the corporate aircraft for personal use. For the Named Executive Officers, when a guest accompanies the Named Executive Officer on business travel and when required by applicable Internal Revenue Service regulations, we impute as income to that executive the cost of that additional travel.

  Post-Employment Compensation

        Pension Benefits.    We do not provide pension arrangements for our Named Executive Officers. Our U.S.-based Named Executive Officers are eligible to participate in our 401(k) plan. We provide a matching contribution to all participants in the 401(k) plan, including our participating Named Executive Officers, through units in the Level 3 Stock Fund. For 2013, we matched up to 100% of participants' contributions up to 4% of eligible earnings, or regulatory limits if lower. Neither these Named Executive Officers nor our other U.S.-based employees are able to purchase units in the Level 3 Stock Fund. All of these Named Executive Officers have more than three years of service with us, and as a result, each of them is fully vested in the units of the Level 3 Stock Fund in his 401(k) plan account.

        Retirement Benefits.    Upon a Named Executive Officer's retirement in accordance with our retirement program, the restrictions on all outstanding RSUs lapse and OSOs are retained by the individual until those OSOs settle on the third anniversary of their grant. In addition, under our Executive Bonus Program for Named Executive Officers that are U.S. residents, upon such a Named Executive Officer's retirement, he is eligible for a prorated bonus based on the number of actual days worked during the year. The bonus payment is calculated by multiplying the Named Executive Officer's individual bonus target first by the bonus pool funding percentage determined by the Committee for the region in which the Named Executive Officer works and second by an assumed 100% performance rating for the individual.

        Pursuant to the terms of his employment agreement, upon his retirement, Mr. Crowe would have been entitled to continued access for himself, his spouse and his dependents to our group health plan, at his expense for a period of two years from the date of his retirement.

        In connection with the implementation of PRSUs to replace OSOs, going forward the Committee is modifying the retirement treatment of both PRSUs and RSUs. Instead of the restrictions on transfer accelerating for all awards, the restrictions on transfer will be accelerated for awards of PRSUs and RSUs on a pro-rata basis.

        Nonqualified Deferred Compensation.    We do not provide any nonqualified defined contribution or other deferred compensation plans.

        Other Post-Employment Payments.    At December 31, 2013, all of our then employed U.S.-based Named Executive Officers were employees-at-will and as such did not have employment contracts with us. However, each of Messrs. Storey, Patel, Stortz and Crouch (together, the "U.S. Named Executive Officers") participates in the Key Executive Severance Plan, or KESP, which provides for payments in certain circumstances upon termination.

        The Committee adopted the KESP to provide severance and welfare benefits to each eligible executive who is involuntarily terminated from employment by the company without cause or who voluntarily terminates employment with good reason. Participants in the KESP include senior members of management designated by the Committee.

        A U.S. Named Executive Officer in the KESP will be entitled to the following severance benefits upon a termination of employment by us without cause or by the person with good reason:

  •
  a prorated bonus for the year of termination based on his most recent target annual bonus;

  •
  two times the sum of his base salary and most recent target annual bonus for Messrs. Storey, Patel and Stortz and one times the sum of his base salary and most recent target annual bonus for Mr. Crouch;

  •
  a lump sum cash payment equal to our paid portion of continued medical and dental insurance coverage to cover twenty-four months for Messrs. Storey, Patel and Stortz and twelve months for Mr. Crouch;

  •
  reimbursement of up to $10,000 for the cost of outplacement services; and

  •
  vesting of a portion of his equity-based awards as described below.

        If a U.S. Named Executive Officer is not retirement-eligible under our retirement benefit at the time of termination, the accelerated vesting will apply to that portion of his equity awards that would have vested during the twelve-month period following his termination. If a U.S. Named Executive Officer is retirement-eligible, the accelerated vesting will apply to all of his equity awards, which currently consist of RSUs and OSOs. Of our U.S. Named Executive Officers, only Mr. Stortz is retirement eligible.

        Participation in the KESP is conditioned upon the execution of a restrictive covenant agreement containing customary covenants of noncompetition (effective only if payments are received under the KESP), nonsolicitation and nondisparagement (both of which are effective upon signing). All severance benefits under the KESP are also conditioned upon the U.S. Named Executive Officer's execution of a general release of claims against us.

        Pursuant to the terms of the Level 3 Communications, Inc. Stock Plan, unless award agreements specify otherwise, awards granted under the plan vest upon a change of control. Pursuant to the terms of the applicable award agreements, all equity awards granted before April 1, 2014, and currently held by the Current Named Executive Officer vest upon a change in control of the company regardless of whether a termination occurs. Pursuant to the KESP, all outstanding equity awards held by each Current Named Executive Officer at the time will vest upon a change in control of the company regardless of whether a termination occurs; provided, that with respect to performance-vested awards issued in the future, if any (which do not include OSOs), the vesting under the KESP will apply only to the extent that the applicable performance criteria are satisfied as of such change in control based on pro-forma performance over the entire performance period extrapolated from the first date of the performance period through the change in control.

        We view the KESP as reasonable and in line with competitive practice.

        Héctor R. Alonso's severance arrangements are governed by Argentine law, which generally provides for a lump sum severance payment equal to the employee's highest monthly salary multiplied by the sum of his or her number of years of service (currently 20 years) plus two.

        The estimated liabilities for various termination scenarios are outlined below under "Potential Payments Upon Termination or Change of Control".

        In connection with the implementation of PRSUs to replace OSOs, the Committee is amending the KESP's retirement treatment of both PRSUs and RSUs. Instead of the restrictions on transfer accelerating for all awards under the KESP on a termination that is covered by the KESP when the participant is retirement eligible, the restrictions on transfer will be accelerated for awards of PRSUs and RSUs on a pro-rata basis. Under the terms of the KESP, this amendment will be effective in mid-2015.

VII.  James Q. Crowe Employment Agreement

        Effective April 11, 2013, Mr. Storey was named our President and Chief Executive Officer, replacing Mr. Crowe as Chief Executive Officer. As a result, Mr. Crowe's employment with the company terminated, and he became entitled to the benefits under his employment agreement. In connection with the receipt of his severance benefits, Mr. Crowe executed a general release and a restrictive covenant agreement containing customary non-competition and non-solicitation obligations that are applicable through December 31, 2014.

        For details regarding these payments and benefits, please see "Potential Payments Upon Termination or Change of Control" below.

VIII.  Stock Ownership Guidelines

        The Committee has adopted guidelines for ownership of our common stock for our senior executives and the members of our Board. The Committee reviews these guidelines at least annually, and may update or modify them based on a variety of factors including the composition of our senior management team and stock market conditions.

        The current stock ownership guidelines are as follows:

Title	Number of Shares
CEO and President	300,000
Chief Administrative Officer/Chief Financial Officer	50,000
Regional Presidents/Chief Legal Officer/Chief Technology Officer	20,000
Controller	10,000
Members of Board of Directors	20,000

        For our senior executives, stock held by the individual, his or her spouse and minor children, along with shares of our common stock held in the individual's 401(k) Plan account and in trusts for the benefit of these individuals, will be included for purposes of determining the individual's satisfaction of the ownership guidelines.

        We do not provide grants of restricted stock or restricted stock units to assist members of management in meeting our stockownership guidelines. In addition, the Committee has concluded not to require private or open market purchases of our common stock to meet the ownership guidelines. Rather, the Committee has concluded that until such time as the individual is in compliance with these guidelines, at least 50% of the shares of our common stock issuable upon any OSO exercise or settlement of RSUs, after shares are sold to cover taxes, should be held by the individual in the form of shares of our common stock until such time as the guideline has been met. The failure of an individual to make a good faith effort to meet the guidelines in a timely manner and to maintain compliance with the guidelines will be a significant factor in the Committee's and senior management's determinations of the individual's future bonus payments and LTI compensation awards.

        For members of our Board of Directors, the Board requires that each member of the Board hold all shares of our common stock received as compensation for Board service until such time as the Board member's ownership of common stock meets the ownership guideline. To determine a Board member's compliance with the ownership guideline, all issued restricted stock units will be treated as shares of issued common stock on a one for one basis. In addition, shares of common stock held by the Board member, his or her spouse and minor children, along with shares of common stock held in the individual's retirement accounts and in trusts for the benefit of these individuals, will be included for purposes of determining the Board member's satisfaction of the ownership guideline.

        The Board encourages each Board member to hold all shares of common stock received as compensation for Board service, or otherwise acquired, until the Board member is no longer a Board member. Any Board member that sells or otherwise transfers shares of common stock where after giving effect to the sale or transfer, the Board member would own common stock in an amount less than the ownership guideline must volunteer to resign from the Board. The Board does not believe that such person(s) should necessarily leave the Board. However, there should be an opportunity for the Board through the Board's Nominating and Governance Committee to review the continued appropriateness of the Board member's continued membership on the Board under the circumstances.

IX.  Potential Effect on Compensation from Executive Misconduct

        If our Board determines that an executive officer has engaged in fraudulent or intentional misconduct, the Board would take action to remedy the misconduct, prevent its recurrence, and impose such discipline on the wrongdoer as would be appropriate. Discipline would vary depending on the facts and circumstances, and may include, without limit, termination of employment and initiating an action for breach of fiduciary duty. If the misconduct resulted in a significant restatement of our financial results, discipline may also include seeking reimbursement of any compensation paid or awarded to the executive that is greater than what would have been paid or awarded if calculated based on the restated financial results. These remedies would be in addition to, and not in lieu of, any actions imposed by law enforcement agencies, regulators or other authorities.

X. Section 162(m) of the Internal Revenue Code

        The Committee takes into consideration the tax deductibility limitation of Section 162(m) of the Internal Revenue Code of 1986, or the Code, when making compensation decisions for our Named Executive Officers. Generally, Section 162(m) limits the amount of compensation that a public company can deduct for federal income tax purposes to the extent that the compensation is greater than $1.0 million and does not fall within that section's exemptions. Our OSO program is intended to meet the requirements for "qualified performance-based compensation" exempt from these deductibility limitations. Our bonus program, however, would not qualify for the exemptions contained in Section 162(m). The Committee does not believe it is advisable to adopt a strict policy against paying nondeductible compensation, and may pay that compensation in appropriate circumstances. While the Committee takes into consideration the tax deductibility limitation of Section 162(m), at the present time, the Committee's determination with respect to the payment of compensation to our Named Executive Officers is not affected by this tax deductibility limitation in light of our significant net operating loss carryforwards for U.S. federal income tax purposes, but may be affected for those states where we do not have net operating loss carryforwards available in the particular state.

XI.  Compensation Committee Report

        The Compensation Committee of the Board has reviewed this Compensation Discussion and Analysis and discussed that analysis with management. Based on its review and discussions with management, the committee recommended to our Board that this Compensation Discussion and Analysis be included in Level 3's Form 10-K for the year ended December 31, 2013 and Level 3's Proxy Statement with respect to the 2014 Annual Meeting of Stockholders. This report is provided by the following independent directors, who comprise the committee:

Michael J. Mahoney (Chairman)
Richard R. Jaros
Peter Seah Lim Huat
Peter van Oppen

Summary Compensation Table

Name and Principal Position	Year	Salary	Bonus(1)	Stock Awards(2)	Option Awards(2)	Non-Equity Incentive Plan Compensation($)(3)	All Other Compensation(4)	Total
Jeff K. Storey	2013	$857,692	$1,912,500	$2,108,000	$2,026,071	$1,072,500	$41,469	$8,018,232
President and Chief	2012	$650,000	$1,115,300	$7,493,250	$1,715,802		$16,667	$10,991,019
Executive Officer	2011	$572,962	$1,500,000	$1,957,075	$1,537,587		$27,558	$5,595,182
Sunit S. Patel	2013	$575,000	$1,082,725	$1,054,000	$1,149,883	$948,750	$10,200	$4,820,558
Executive Vice President	2012	$575,000	$914,250	$4,995,500	$1,122,978		$10,000	$7,617,728
and Chief Financial	2011	$510,769	$1,750,000	$1,141,627	$896,926		$7,350	$4,306,672
Officer
Thomas C. Stortz	2013	$575,000	$1,053,113	$1,054,000	$1,149,883	$948,750	$10,200	$4,790,946
Executive Vice President	2012	$575,000	$948,250	$4,995,500	$1,122,978		$10,000	$7,651,728
and Chief Administrative	2011	$425,692	$1,250,000	$1,141,627	$896,926		$724,104	$4,438,349
Officer
Andrew E. Crouch	2013	$460,000	$727,824	$584,775	$574,941	$450,483	$10,200	$2,808,223
Regional President,	2012	$417,696	$575,350	$1,369,050	$461,013		$17,501	$2,840,610
North America and APAC	2011	$396,202	$266,314	$549,000	$431,325		$7,350	$1,650,191
Hector R. Alonso(5)	2013	$427,125	$334,934	$566,935	$402,459	$442,344	$22,790	$2,196,587
Regional President,	2012	$403,850	$331,210	$1,640,186	$398,115		$24,415	$2,797,776
Latin America	2011	$98,500	$66,056	$—	$—		$—	$164,556
Former Executive Officers
James Q. Crowe	2013	$442,308	$—	$—	$—	$—	$7,199,833	$7,642,141
Chief Executive Officer	2012	$1,155,269	$2,100,000	$23,850,000	$13,206,378		$397,323	$40,708,970
	2011	$834,788	$4,000,000	$3,400,469	$2,671,570		$354,737	$11,261,564
Charles C. Miller, III	2013	$274,231		$—	$547,383	$—	$3,018,046	$3,839,660
Executive Vice President &	2012	$575,000	$914,250	$4,995,500	$1,136,902		$10,000	$7,631,652
Vice Chairman	2011	$523,565	$3,000,000	$1,250,329	$982,271		$7,350	$5,763,515

(1)
Amounts in this column for 2013 include cash payments made to Messrs. Storey ($487,500), Patel ($431,250), Stortz ($431,250), Crouch ($206,644) and Alonso ($202,910) for the retention portion of the MIRP, which has now terminated. For more information regarding the implementation of and payouts under the 2012 Management Incentive and Retention Plan, or the MIRP, please see the "Compensation Discussion and Analysis—III. Metrics for Performance Based Compensation" above. Other amounts in this column for 2013 include amounts paid under our Executive Bonus Program.

(2)
For the years shown in this table, we award both restricted stock units ("RSUs"), and outperform stock appreciation rights ("OSOs"), as part of our long-term incentive program. These awards vest over a number of years. When an award is made, the fair value of all shares granted, regardless of vesting schedules, is determined. For RSUs, fair value is calculated using the closing price of our common stock on the day before the grant, and for OSOs, fair value is calculated using a formula based methodology. These columns represent the full grant date fair value of the RSUs and OSOs awarded to the Named Executive Officer, without any reduction in the grant date fair value of the awards for the possibility of service-based forfeiture. For additional information relating to the assumptions made by us in valuing these awards for 2013, refer to note 14 of our financial statements in our Form 10-K for the year ended December 31, 2013, as filed with the SEC.

Mr. Alonso's bonus in 2012 and 2013 was partially paid in the form of shares of our common stock. Amounts in this column for Mr. Alonso include the value of the common stock issued to him for 2012 of $192,451 and for 2013 of $198,035.

Amounts for 2012 in this column for all individuals other than Mr. Crowe also include the full grant date fair value of RSUs granted to these individuals pursuant to the incentive and retention award portions of the MIRP.

(3)
Amounts in this column for 2013 include cash payments made to Messrs. Storey, Patel, Stortz, Crouch and Alonso for the incentive portion of the MIRP, which has now terminated. For more information regarding the implementation of and payouts under the 2012 Management Incentive and Retention Plan, or the MIRP, please see the "Compensation Discussion and Analysis—III. Metrics for Performance Based Compensation" above.

(4)
This column includes $10,200 of company matching contributions to each Named Executive Officer's 401(k) plan account for 2013 other than Mr. Crowe and Mr. Alonso, and $5,769 for Mr. Crowe. These contributions were made in the form of units of the Level 3 Stock Fund.

For Mr. Crowe, amounts in this column includes $26,286 for the premiums associated with life and/or disability insurance coverage for 2013 under his employment agreement. These payments do not continue past 2013.

For Mr. Crowe and Mr. Storey, amounts in this column also include $77,006 and $31,269 related to their respective personal use of our aircraft in 2013, pursuant to the arrangement described above under the caption "Compensation Discussion and Analysis—IV. Determination of Total Compensation for 2013—G. Perquisites." The calculation of the amounts set forth in the table for personal use of our aircraft by Messrs. Crowe and Storey is based on our incremental cost relating to their use of the aircraft, which includes only the variable costs incurred as a result of personal flight activity, including fuel, oil, lubricants, other additives, travel expenses of the crew, including food, lodging and ground transportation, hanger and tie-down costs away from the aircraft's base of operations, insurance obtained for the specific flight, landing fees, airport taxes and similar assessments, customs, foreign permit and similar fees directly related to the flight, in-flight food and beverages, passenger ground transportation, and flight planning and weather contract services. It excludes non-variable costs, such as exterior paint, interior refurbishment and regularly scheduled inspections, which would have been incurred regardless of whether there were any personal use of aircraft.

Amounts in this column for 2013 for Mr. Crowe and Mr. Miller include $7,090,771 and $3,007,846 of cash severance, respectively.

(5)
Mr. Alonso joined Level 3 in October 2011, upon the completion of our acquisition of Global Crossing Limited.

 Grants of Plan Based Awards in 2013

        This table provides information about equity awards granted to the Named Executive Officers in 2013.

Name	Grant Date	All Other Stock Awards: Number of Shares of Stock or Units(1)	All Other Option Awards: Number of Securities Underlying Options(2)	Exercise or Base Price of Option Awards(3)	Grant Date Fair Value of Stock and Option Awards(4)
Jeff K. Storey	1/1/2013		18,750	$23.11	$437,212
	4/1/2013		18,750	$20.29	$383,861
	7/1/2013		25,000	$21.08	$531,743
	10/1/2013		25,000	$26.69	$673,255
	7/1/2013	100,000			$2,108,000
Sunit S. Patel	1/1/2013		12,500	$23.11	$291,475
	4/1/2013		12,500	$20.29	$255,908
	7/1/2013		12,500	$21.08	$265,872
	10/1/2013		12,500	$26.69	$336,628
	7/1/2013	50,000			$1,054,000
Thomas C. Stortz	1/1/2013		12,500	$23.11	$291,475
	4/1/2013		12,500	$20.29	$255,908
	7/1/2013		12,500	$21.08	$265,872
	10/1/2013		12,500	$26.69	$336,628
	7/1/2013	50,000			$1,054,000
Andrew E. Crouch	1/1/2013		6,250	$23.11	$145,737
	4/1/2013		6,250	$20.29	$127,954
	7/1/2013		6,250	$21.08	$132,936
	10/1/2013		6,250	$26.69	$168,314
	1/1/2013	2,500			$57,775
	7/1/2013	25,000			$527,000
Héctor R. Alonso	1/1/2013		4,375	$23.11	$102,016
	4/1/2013		4,375	$20.29	$89,568
	7/1/2013		4,375	$21.08	$93,055
	10/1/2013		4,375	$26.69	$117,820
	3/14/2013	8,329			$175,742
	3/25/2013	929			$18,617
	7/1/2013	17,500			$368,900
Charles C. Miller, III	1/1/2013		12,500	$23.11	$291,475
	4/1/2013		12,500	$20.29	$255,908

(1)
This column shows the number of RSUs granted in 2013 to the Named Executive Officers. For each of the Named Executive Officers receiving grants in 2013, each of these grants of RSUs, will vest and settle in shares in four equal installments on the first, second, third and fourth anniversaries of the date of grant. Mr. Miller's RSU awards were fully vested in connection with his termination.

(2)
This column shows the number of OSOs granted in 2013 to the Named Executive Officers. The number of shares issued upon settlement of OSOs is subject to increase or decrease based on the relative performance of our common stock when compared with the performance of the S&P 500® Index over the period between the date of grant of the OSO and the date immediately preceding the date of settlement. For details on the formula to determine the number of shares of our common stock that are issued upon settlement of vested OSOs, please see the discussion under the caption "Compensation Discussion and Analysis—VI. 2013 Executive Compensation Components—Background—OSOs," above. OSO awards provide for acceleration of settlement in the event of a change of control as defined in our Level 3 Communications, Inc. Stock Plan.

(3)
OSOs have an initial base price that is equal to the closing market price of our common stock on the trading day immediately prior to the date of grant. This base price is adjusted over time until the settlement date (but not below the initial base price) to reflect the percentage appreciation or depreciation in the value of the S&P 500® Index during the term of the OSO. For details on the formula to determine the adjustment to the Initial Price for OSOs, please see the discussion under the caption "Compensation Discussion and Analysis—VI. 2013 Executive Compensation Components—Background—OSOs," above.

(4)
This column shows the full grant date fair value of RSUs and the full grant date fair value of OSOs granted to the Named Executive Officers in 2013. Generally, the full grant date fair value is the amount that we would expense in our financial statements over the award's vesting schedule.

For purposes of the RSUs, fair value is calculated using the closing price of our stock the day before the grant date of $21.10 for March 14, 2013, $20.04 for March 25, 2013 and $21.08 for July 1, 2013.

For purposes of the OSOs, the fair value is calculated using a calculation value factor of:

January 1, 2013	$23.32
April 1, 2013	$20.47
July 1, 2013	$21.27
October 1, 2013	$26.93

  For additional information on the valuation assumptions with respect to the 2013 grants, refer to note 14 of our financial statements in our Form 10-K for the year ended December 31, 2013, as filed with the SEC.

Narrative Disclosure to Summary Compensation Table and Grants of Plan-Based Awards in 2013 Table

        A critical component of our compensation philosophy is providing appropriate incentives to employees through our LTI program. For 2013, our LTI program provided for two types of equity awards. The first is a stock-indexed security referred to as an outperform stock appreciation right—or OSO. The second is restricted stock units—or RSUs—that vest over a period of years, depending on the participant's continued employment and the terms of the specific grant.

        OSOs derive value only if our performance results in our common stock price performing better than the S&P 500® Index during the three year life of the award. Upon vesting and settlement, which will both occur on the third anniversary of the grant date subject to continued employment, the holder receives shares of our common stock (or, in the Compensation Committee of the Board of Director's discretion in connection with a change in control, cash) equal to the "spread" between the adjusted base price and the price of our common stock multiplied by a "success multiplier," which ranges from 0 to 4 on a straight line basis to reflect the amount, ranging from 0% to 11%, by which our common stock outperforms the S&P 500® Index. OSOs are granted on a quarterly basis, with the fixed settlement of three years from the date of grant for the OSOs providing a meaningful holding period that supports the alignment of our LTI program to provide compensation for performance that increases our common stock price and mitigates against inappropriate or excessive risk-taking.

        An RSU represents our agreement to issue to the employee shares of our common stock (or, in the Compensation Committee's discretion in connection with a change in control, cash) on the date that the restrictions lapse, so long as the employee is employed on that date. RSUs are granted on a regular, fixed basis once per year. The restrictions on RSUs generally lapse in equal annual installments over three or four years, subject to the employee's continued employment and the terms of the specific grant. Upon retirement, all outstanding RSUs held by that person lapse. When the restrictions lapse, the employee is issued the number of shares of common stock equal to the number of RSUs for which the restrictions have lapsed on that date.

        Pursuant to the terms of his employment agreement, Mr. Crowe did not receive any grants of LTI awards during 2013.

        For additional information regarding the LTI program awards, please see "Compensation Discussion and Analysis—VI. 2013 Executive Compensation Components—Background" above.

Outstanding Equity Awards at 2013 Fiscal Year End

        The following table provides information on the holdings of unvested OSOs and unvested RSUs by the Named Executive Officers as of December 31, 2013. Each grant is shown separately for each Named Executive Officer. The vesting schedule for each grant is shown following this table, based on the award grant date. For additional information about the OSO and RSU awards, see the descriptions under the caption "Compensation Discussion and Analysis—VI. 2013 Executive Compensation Components—Background" above. Because the number of shares underlying any OSO is subject to change by way of a formulaic multiplier based upon the performance of our common stock relative to the performance of the S&P 500® Index, a zero included in the column titled Number of Securities Underlying Unexercised Options indicates that the OSOs comprising those specific grants have a zero multiplier resulting in a zero dollar value ($0) at December 31, 2013, indicating that our common stock price had not outperformed the S&P 500® Index from the grant date of these OSOs through December 31, 2013. Each OSO is unexercisable prior to its respective vesting date, at which time it automatically vests and settles in full.

	Option Awards				Stock Awards
									Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights that Have Not Vested ($)
								Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights that Have Not Vested (#)(3)
		Number of Securities Underlying Unexercised Options (#)(1)
							Market Value of Shares or Units of Stock That Have Not Vested ($)
					Number of Shares or Units of Stock That Have Not Vested (#)
			Option Exercise Price ($)(2)
				Option Expiration Date
Name	Grant Date	Unexercisable
Jeff K. Storey	1/1/2011	19,226	$21.34	1/1/2014
	4/1/2011	1,240	$30.36	4/1/2014
	7/1/2011	0	$50.59	7/1/2014
	10/1/2011	0	$36.06	10/1/2014
	1/1/2012	13,886	$24.66	1/1/2015
	4/1/2012	0	$33.35	4/1/2015
	7/1/2012	5,409	$29.68	7/1/2015
	10/1/2012	9,003	$29.10	10/1/2015
	1/1/2013	8,378	$29.58	1/1/2016
	4/1/2013	21,859	$23.60	4/1/2016
	7/1/2013	28,085	$23.96	7/1/2016
	10/1/2013	13,010	$28.97	10/1/2016
	1/1/2010				2,093(a	)	$69,425
	7/1/2010				13,368(b	)	$443,417

	Option Awards				Stock Awards
										Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights that Have Not Vested ($)
								Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights that Have Not Vested (#)(3)
		Number of Securities Underlying Unexercised Options (#)(1)
							Market Value of Shares or Units of Stock That Have Not Vested ($)
					Number of Shares or Units of Stock That Have Not Vested (#)
			Option Exercise Price ($)(2)
				Option Expiration Date
Name	Grant Date	Unexercisable
	7/1/2011				26,736(c	)	$886,833
	7/1/2012				56,250(d	)	$1,865,813
	7/1/2013				100,000(e	)	$3,317,000
	4/2/2012				56,250(a	)	$1,865,813
	4/2/2012							112,500(g	)	$3,731,625
Sunit S. Patel	1/1/2011	11,215	$21.34	1/1/2014
	4/1/2011	723	$30.36	4/1/2014
	7/1/2011	0	$50.59	7/1/2014
	10/1/2011	0	$36.06	10/1/2014
	1/1/2012	8,099	$24.66	1/1/2015
	4/1/2012	0	$33.35	4/1/2015
	7/1/2012	3,606	$29.68	7/1/2015
	10/1/2012	6,002	$29.10	10/1/2015
	1/1/2013	5,585	$29.58	1/1/2016
	4/1/2013	14,573	$23.60	4/1/2016
	7/1/2013	14,043	$23.96	7/1/2016
	10/1/2013	6,505	$28.97	10/1/2016
	1/1/2010				1,283(a	)	$42,557
	7/1/2010				7,798(b	)	$258,660
	7/1/2011				15,596(c	)	$517,319
	7/1/2012				37,500(d	)	$1,243,875
	7/1/2013				50,000(e	)	$1,658,500
	4/2/2012				37,500(a	)	$1,243,875
	4/2/2012							75,000(g	)	$2,487,750
Thomas C. Stortz	1/1/2011	11,215	$21.34	1/1/2014
	4/1/2011	723	$30.36	4/1/2014
	7/1/2011	0	$50.59	7/1/2014
	10/1/2011	0	$36.06	10/1/2014
	1/1/2012	8,099	$24.66	1/1/2015
	4/1/2012	0	$33.35	4/1/2015
	7/1/2012	3,606	$29.68	7/1/2015
	10/1/2012	6,002	$29.10	10/1/2015
	1/1/2013	5,585	$29.58	1/1/2016
	4/1/2013	14,573	$23.60	4/1/2016
	7/1/2013	14,043	$23.96	7/1/2016
	10/1/2013	6,505	$28.97	10/1/2016
	1/1/2010				1,364(a	)	$45,244
	7/1/2010				7,798(b	)	$258,660
	7/1/2011				15,596(c	)	$517,319
	7/1/2012				37,500(d	)	$1,243,875
	7/1/2013				50,000(e	)	$1,658,500
	4/2/2012				37,500(a	)	$1,243,875
	4/2/2012							75,000(g	)	$2,487,750
Andrew E. Crouch	1/1/2011	5,393	$21.34	1/1/2014
	4/1/2011	348	$30.36	4/1/2014
	7/1/2011	0	$50.59	7/1/2014
	10/1/2011	0	$36.06	10/1/2014
	1/1/2012	3,895	$24.66	1/1/2015
	4/1/2012	0	$33.35	4/1/2015
	7/1/2012	1,442	$29.68	7/1/2015

	Option Awards				Stock Awards
										Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights that Have Not Vested ($)
								Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights that Have Not Vested (#)(3)
		Number of Securities Underlying Unexercised Options (#)(1)
							Market Value of Shares or Units of Stock That Have Not Vested ($)
					Number of Shares or Units of Stock That Have Not Vested (#)
			Option Exercise Price ($)(2)
				Option Expiration Date
Name	Grant Date	Unexercisable
	10/1/2012	2,401	$29.10	10/1/2015
	1/1/2013	2,793	$29.58	1/1/2016
	4/1/2013	7,286	$23.60	4/1/2016
	7/1/2013	7,021	$23.96	7/1/2016
	10/1/2013	3,253	$28.97	10/1/2016
	1/1/2010				735(a	)	$24,380
	7/1/2010				3,000(b	)	$99,510
	10/1/2010				562(f	)	$18,642
	7/1/2011				7,500(c	)	$248,775
	7/1/2012				15,000(d	)	$497,550
	1/1/2013				2,500(i	)	$82,925
	7/1/2013				25,000(e	)	$829,250
	4/2/2012				10,000(a	)	$331,700
	4/2/2012							20,000(g	)	$663,400
Héctor R. Alonso	1/1/2012	3,116	$24.66	1/1/2015
	4/1/2012	0	$33.35	4/1/2015
	7/1/2012	1,262	$29.68	7/1/2015
	10/1/2012	2,101	$29.10	10/1/2015
	1/1/2013	1,955	$29.58	1/1/2016
	4/1/2013	5,100	$23.60	4/1/2016
	7/1/2013	4,915	$23.96	7/1/2016
	10/1/2013	2,277	$28.97	10/1/2016
	1/1/2012				6,750(h	)	$223,898
	7/1/2012				13,125(d	)	$435,356
	7/1/2013				17,500(e	)	$580,475
	4/2/2012				8,750(a	)	$290,238
	4/2/2012							17,500(g	)	$580,475
James Q. Crowe	1/1/2011	33,405	$21.34	1/1/2014
	4/1/2011	2,154	$30.36	4/1/2014
	7/1/2011	0	$50.59	7/1/2014
	10/1/2011	0	$36.06	10/1/2014
	1/1/2012	24,126	$24.66	1/1/2015
	4/1/2012	0	$33.35	4/1/2015
Charles C. Miller, III	1/1/2011	12,282	$21.34	1/1/2014
	4/1/2011	792	$30.36	4/1/2014
	7/1/2011	0	$50.59	7/1/2014
	10/1/2011	0	$36.06	10/1/2014
	1/1/2012	8,871	$24.66	1/1/2015
	4/1/2012	0	$33.35	4/1/2015
	7/1/2012	3,606	$29.68	7/1/2015
	10/1/2012	6,002	$29.10	10/1/2015
	1/1/2013	5,585	$29.58	1/1/2016
	4/1/2013	14,573	$23.60	4/1/2016

(1)
The number of shares of our common stock indicated in this column is the result of determining the OSO value at December 31, 2013, and has been computed based upon the OSO formula and multiplier as of that date and the closing sale price of our common stock on that date. For additional information on the valuation assumptions we made with respect to these grants, refer to note 14 of our financial statements in our Form 10-K for the year ended December 31, 2013, as filed with the SEC. The value of an OSO is subject to change based upon the performance of our common stock relative to the performance of the S&P 500® Index from the time of the grant of the OSO award until the award is settled. Since the value of an OSO depends on the degree to which our common stock outperforms the index, the number of shares issued upon settlement of a vested OSO will change from time to time.

(2)
OSOs have an initial base price that is equal to the closing market price of our common stock on the trading day immediately prior to the date of grant. This initial base price is referred to as the Initial Price. On the settlement date, the Initial Price is adjusted (but not below the initial base price)—as of the date of settlement—by a percentage that is equal to the aggregate percentage increase or decrease in the S&P 500® Index over the period beginning on the date of grant and ending on the trading day immediately preceding the settlement date of the OSO. The amounts shown in this column represent the adjusted base price for the OSOs as of December 31, 2013.

(3)
Amounts in this column show the number of shares of our common stock that would be paid out to the Named Executive Officer pursuant to the RSU component of that officer's incentive award under the MIRP assuming target performance.

Vesting Information

        OSOs.    OSOs vest and fully settle on the third anniversary of the grant date, with the OSOs awarded to Mr. Crowe pursuant to his employment agreement fully settling on April 1, 2015. OSO awards provide for acceleration of settlement in the event of a change of control as defined in our Level 3 Communications, Inc. Stock Plan.

        RSUs.    RSUs vest as follows.

(a)	vests on January 1, 2014
(b)	vests on July 1, 2014
(c)	vests in equal installments on July 1, 2014 and 2015
(d)	vests in equal installments on July 1, 2014, 2015, and 2016
(e)	vests in equal installments on July 1, 2014, 2015, 2016 & 2017
(f)	vests on October 1, 2014
(g)	vests 100% on December 31, 2013, subject to performance. Amounts included assume target performance under the MIRP. The actual number of RSUs that were awarded in February 2014, which immediately vested, are set forth in the table below:

Name	RSUs
Jeff K. Storey	123,750
Sunit S. Patel	82,500
Thomas C. Stortz	82,500
Andrew E. Crouch	21,800
Hector R. Alonso	19,075

(h)	vests in equal installments on January 1, 2014, 2015, and 2016
(i)	vests in equal installments on January 1, 2014, 2015, 2016 & 2017

Options Exercised and Stock Vested in 2013

        The following table provides information for the Named Executive Officers relating to (1) OSO settlements during 2013, including the number of shares acquired upon settlement and the value realized including the value realized if no shares of our common stock were issued and (2) the number of shares acquired upon the lapsing of restrictions for RSUs and the value realized, in each case before payment of any applicable withholding tax and broker commissions.

	Option Awards		Stock Awards
Name	Number of Shares Acquired on Exercise (#)	Value Realized on Exercise ($)	Number of Shares Acquired on Vesting (#)	Value Realized on Vesting ($)
Jeff K. Storey	11,326	$302,282	110,946	$2,459,969
Sunit S. Patel	6,607	$176,331	71,242	$1,582,182
Thomas C. Stortz	6,607	$176,331	71,598	$1,590,293
Andrew E. Crouch	3,178	$84,796	25,546	$565,338
Héctor R. Alonso	—	$—	24,633	$539,455
James Q. Crowe	19,679	$525,217	742,129	$20,424,244
Charles C. Miller, III	7,236	$193,109	176,533	$5,070,559

Equity Compensation Plan Information

        We have two equity compensation plans under which we may issue shares of our common stock to employees, officers, directors and consultants. They are The Level 3 Communications, Inc. Stock Plan and the 2003 Global Crossing Limited Stock Incentive Plan. We assumed sponsorship of the 2003 Global Crossing Limited Stock Incentive Plan in connection with the acquisition of Global Crossing. Options outstanding under the 2003 Global Crossing Limited Stock Incentive Plan at the closing of the acquisition were automatically exchanged for options to purchase shares of our common stock and the plan was amended to provide for the issuance of shares of our common stock. The following table provides information about the shares of our common stock that may be issued upon exercise of awards under The Level 3 Communications, Inc. Stock Plan (in the "Equity compensation plans approved by stockholders" category) and the 2003 Global Crossing Limited Stock Incentive Plan (in the "Equity compensation plans not approved by stockholders" category) as of December 31, 2013.

Plan Category	Number of securities to be issued upon exercise of outstanding options, warrants and rights		Weighted-average exercise price of outstanding options, warrants and rights		Number of securities remaining available for future issuance under equity compensation plans
Equity compensation plans approved by stockholders	5,268,215	*	$23.99	**	11,925,668
Equity compensation plans not approved by stockholders	26,665	***	$14.43	***	3,352,982

*
Includes, among other awards, awards of outperform stock appreciation units ("OSOs"). For purposes of this table, each OSO was considered to use a single share of our common stock from the total number of shares reserved for issuance under The Level 3 Communications, Inc. Stock Plan even though the actual payout multiplier may range from zero to four, as described below.

**
At December 31, 2013, the only type of award outstanding under The Level 3 Communications, Inc. Stock Plan that included an "exercise price" was the OSOs. The weighted-average exercise price indicated was for the outstanding OSOs at the date of grant. The exercise price of an OSO is subject to change based upon the performance of our common stock relative to the performance of the S&P 500® Index from the time of the grant of the award until the award has been exercised.

***
Includes awards of options only. The 2003 Global Crossing Limited Stock Incentive Plan provides for the granting of (i) stock options, (ii) stock appreciation rights and (iii) other stock-based awards, including, without limitation, restricted share units, to eligible participants. The vesting of outstanding awards may be accelerated and the securities issuable pursuant to outstanding awards may be adjusted upon the occurrence of certain corporate events. No awards may be granted under the plan after December 8, 2013. For additional information about the plan, see Note 14 "Employee Benefits and Stock-Based Compensation" to our consolidated financial statements included in this annual report on Form 10-K.

        OSOs derive value from the appreciation of our common stock above a base price equal to the fair market value of our common stock on the date of grant as adjusted (but not below the initial base price) to reflect the change in value of the S&P 500® Index during the term of the OSO. Upon vesting and settlement, which for awards granted in 2013 will both occur on the third anniversary of the grant date, subject to continued employment, the holder will receive an amount equal to the "spread" between the adjusted base price and the price of our common stock multiplied by a "success multiplier," which ranges from 0 to 4 on a straight line basis to reflect the amount, ranging from 0% to 11%, by which our common stock outperforms the S&P 500® Index.

        Beginning in 2014, OSOs will no longer be awarded. Instead, we will award performance-based restricted stock unit awards, which will use a two-year performance measurement period, with the specific performance criteria to be determined by the Compensation Committee of the Board of Directors for each annual award cycle, and will vest 50% on the second anniversary of the grant date (after the relevant performance has been measured) and the second 50% vesting February 1st of the following year to serve as a retention tool.

Potential Payments Upon Termination or Change of Control

        As described in the Compensation Discussion and Analysis above, at December 31, 2013, the Current Named Executive Officers did not have employment agreements with us.

        The information below describes and quantifies certain compensation that would become payable under existing plans and arrangements if the Current Named Executive Officer's employment had terminated on December 31, 2013, given the Named Executive Officer's compensation and, if applicable, based on our closing stock price on that date. As of December 31, 2013, Messrs. Storey, Patel, Stortz and Crouch participate in the 2012 Management Incentive and Retention Plan and the Key Executive Severance Plan.

        For Mr. Alonso, under Argentine law, in the case of an involuntary not-for-cause termination, a voluntary termination with good reason or a change in control termination, an employee is entitled to a lump sum severance payment equal to the employee's highest monthly salary multiplied by the sum of his or her number of years of service (currently 20 years in the case of Mr. Alonso) plus two. In the case of a death or disability separation, an employee is entitled to a payment equal to half of the lump sum severance payment described in the preceding sentence.

        Due to the number of factors that affect the nature and amount of any benefits provided upon the occurrence of the events discussed below, any actual amounts paid or distributed may be different. Factors that could affect these amounts include the timing during the year of any such event, our common stock price and the executive's age.

        Death, Disability and Retirement.    If one of the Current Named Executive Officers were to die, become disabled or retire, the OSOs will remain outstanding until the applicable settlement date. Any remaining restrictions on awards of RSUs would lapse immediately. For these purposes, "disability" generally means total disability, resulting in the grantee being unable to perform his job. At December 31, 2013, Mr. Stortz was the only Named Executive Officers who was eligible to retire pursuant to our retirement benefit opportunity. The information presented in the following table is provided with respect to OSOs that would be retained until settlement and RSUs the restrictions upon which will lapse upon the death or disability of the Named Executive Officers. OSO value is determined based upon the OSO mechanisms described above as of December 31, 2013. RSU value is determined based on the closing price of our common stock of $33.17 on December 31, 2013. In addition, the information below reflects the results required under the 2012 Management Incentive and Retention Plan and the Key Executive Severance Plan. The amounts for Mr. Alonso represents an estimate of the amounts that would be owed to him under applicable laws in Argentina. The amount in the Cash column also includes the payment of health and welfare benefits of approximately $29,000 for each of the Current Named Executive Officers other than Mr. Alonso. Mr. Alonso is not entitled to any payments for health and welfare benefits.

  Death and Disability

	As of December 31, 2013
Name	Cash	OSOs	RSUs	Total
Jeff K Storey	$28,885	$3,983,569	$6,582,487	$10,594,941
Sunit S. Patel	$29,328	$2,333,552	$3,720,911	$6,083,791
Thomas C. Stortz	$29,328	$2,333,552	$3,723,598	$6,086,478
Andrew E. Crouch	$29,328	$1,122,206	$1,801,031	$2,952,565
Héctor R. Alonso	$367,423	$687,473	$1,239,729	$2,294,625

  Retirement

	As of December 31, 2013
Name	Cash	OSOs	RSUs	Total
Jeff K Storey	$—	$—	$—	$—
Sunit S. Patel	$—	$—	$—	$—
Thomas C. Stortz	$—	$2,333,552	$3,723,598	$6,057,150
Andrew E. Crouch	$—	$—	$—	$—
Héctor R. Alonso	$—	$687,473	$1,239,729	$1,927,202

        Involuntary Separation from Service.    If one of the Current Named Executive Officers were to have his employment with the company involuntarily terminated other than for cause and not related to a change of control, or if the Current Named Executive Officer were to terminate his employment with us for good reason as defined in the Key Executive Severance Plan, his OSOs will remain outstanding until the applicable settlement date. Any remaining restrictions on awards of RSUs would lapse immediately.

        The information presented in the following table is provided with respect to OSOs that would be retained until settlement. OSO value is determined based upon the OSO mechanisms described above as of December 31, 2013. RSU value is determined based on the closing price of our common stock of $33.17 on December 31, 2013. In addition, the information below shows the results required under the 2012 Management Incentive and Retention Plan and the Key Executive Severance Plan. Amounts in the Cash column also include the cost of health and welfare benefits for all of the Named Executive Officers and the cost of outplacement services for the Named

Executive Officers. The amounts for Mr. Alonso represent an estimate of the amounts that would be owed to him under applicable laws in Argentina as described above.

	As of December 31, 2013
Name	Cash	OSOs	RSUs	Total
Jeff K Storey	$6,213,885	$678,841	$4,273,258	$11,165,984
Sunit S. Patel	$2,914,328	$395,991	$2,633,001	$5,943,320
Thomas C. Stortz	$2,914,328	$2,333,552	$4,967,473	$10,215,353
Andrew E. Crouch	$1,419,328	$190,429	$992,513	$2,602,270
Héctor R. Alonso	$734,846	$687,473	$1,529,966	$2,952,285

        Mr. Crowe's employment terminated effective April 11, 2013. As a result of that termination and pursuant to the terms of his employment agreement, Mr. Crowe received $7,083,333, representing his remaining 2013 base salary of $833,333, his 2014 base salary of $1,250,000, his target bonus for 2013 of $2,500,000, his target bonus for 2014 of $2,500,000, plus interest of $7,438. These amounts were payable in equal bi-weekly installments. The restrictions on transfer relating to 730,576 RSUs (with a value on April 11, 2013 of $15,890,028) held by Mr. Crowe lapsed, and he was entitled to retain 612,590 OSOs (with a value on April 11, 2013 of $155,765), with payments, if any, to be made upon settlement.

        Mr. Miller's employment terminated effective June 7, 2013. At that time, Mr. Miller was a participant in the KESP. As a result, after he satisfied the conditions outlined in the KESP, Mr. Miller received the following payments: $247,160, representing his prorated bonus for 2013; $2,300,000, representing two times the sum of his base salary and most recent target annual bonus; $29,436, representing a lump sum cash payment equal to our paid portion to cover twenty-four months of continued medical and dental insurance coverage; $431,250, representing his remaining retention cash payment under the MIRP; and vesting of 135,109 RSUs (with a value of $2,914,301 as of June 7, 2013) and 122,281 OSOs (with a value of $68,440 as of June 7, 2013), since Mr. Miller was retirement eligible at the time of his separation.

        Change of Control.    As described above in the Compensation Discussion and Analysis, OSOs will automatically be settled upon the occurrence of a change of control of Level 3 Communications, Inc. as defined in The Level 3 Communications, Inc. Stock Plan, and any remaining restrictions on RSUs would lapse immediately upon such a change of control and in such case we will, in our sole discretion, either (a) issue all unissued shares of our common stock issuable pursuant to the RSU award to the employee or (b) pay the employee in a combination of cash and stock the value of those shares of our common stock as provided for in the Level 3 Communications, Inc. Stock Plan.

        Notwithstanding the foregoing, if the change of control does not qualify as a "change in control event" as defined in Treasury Regulation 1.409A-3(i)(5)(i) under Section 409A of the Internal Revenue Code of 1986, as amended, then the Named Executive Officer must also undergo a separation from service on account of his termination of employment by us without cause following that change in control in order for the remaining restrictions on his RSUs to lapse. In such case, the issuance of the shares or the payment of the cash would be delayed until the date six months and one day following his separation from service.

        OSO value is determined based upon the OSO mechanisms for a change of control described above, and is calculated at the highest value during the 60 day period prior to December 31, 2013, as dictated by the terms of the OSO awards. In addition, we will provide gross-ups for our Named Executive Officers, other than Mr. Alonso, from any taxes due under Section 4999 of the Internal Revenue Code of 1986 incident to a change of control for awards granted prior to April 1, 2012. The effects of Section 4999 generally are unpredictable and can have widely divergent and unexpected effects based on an executive's personal compensation history.

        The following tables summarize the dollar value, as of December 31, 2013, of cash payments that would be owed, including for any Section 4999 gross-ups and these accelerations assuming that a change of control that qualifies as a change of control event of Level 3 Communications, Inc. had occurred on December 31, 2013 along with or without a termination of the Named Executive Officers having occurred on December 31, 2013.

        The information below reflects the results required under the 2012 Management Incentive and Retention Plan and the Key Executive Severance Plan in the context of a change of control and a termination of employment that is effective December 31, 2013. Amounts in the Cash column also include the cost of health and welfare benefits. The amounts for Mr. Alonso represent an estimate of the amounts that would be owed to him under applicable laws in Argentina. Mr. Alonso does not participate in the KESP.

	As of December 31, 2013
Name	Cash	OSOs	RSUs	Total
Jeff K Storey	$7,828,534	$3,983,569	$12,179,924	$23,992,027
Sunit S. Patel	$4,112,059	$2,333,552	$7,452,536	$13,898,147
Thomas C. Stortz	$4,104,393	$2,333,552	$7,455,223	$13,893,168
Andrew E. Crouch	$1,974,351	$1,122,206	$2,796,131	$5,892,688
Héctor R. Alonso	$1,140,666	$687,473	$2,110,441	$3,938,580

        The information below reflects the results required under the 2012 Management Incentive Retention Plan in the context of a change of control without a termination of employment. The amounts for Mr. Alonso represent an estimate of the amounts that would be owed to him under applicable laws in Argentina.

	As of December 31, 2013
Name	Cash	OSOs	RSUs	Total
Jeff K Storey	$1,572,292	$3,983,569	$12,179,924	$17,735,785
Sunit S. Patel	$1,162,747	$2,333,552	$7,452,536	$10,948,835
Thomas C. Stortz	$1,151,959	$2,333,552	$7,455,223	$10,940,734
Andrew E. Crouch	$413,288	$1,122,206	$2,796,131	$4,331,625
Héctor R. Alonso	$405,820	$687,473	$2,110,441	$3,203,734

        At December 31, 2013, our Current Named Executive Officers did have non-compete agreements other than as described above in the Compensation Discussion and Analysis with respect to Mr. Crowe's employment agreement and with respect to the other Named Executive Officers participating in the MIRP and the Key Executive Severance Plan.

Director Compensation

        During 2013, each of our directors (other than Mr. Scott, whose compensation is described below) who was not employed by us during 2013 earned fees for his Board service consisting of a $75,000 annual cash retainer. The directors who serve as the chairmen of the Audit Committee and the Compensation Committee each earned an additional $30,000 annual cash retainer for serving as chairmen of those committees. Each chairman of the Nominating and Governance Committee, the Classified Business and Security Committee and the Strategic Planning Committee receives an additional $20,000 for serving as chairman of that committee. Any member of the Board who was not employed by us during 2013 earned a $15,000 annual cash retainer for each non-chair membership on the Audit Committee and the Compensation Committee. Any member of the Board who was not employed by us during 2013 earned a $10,000 annual cash retainer for each non-chair membership on the Nominating and Governance Committee, the Classified Business and Security Committee and the Strategic Planning Committee. These payments are made on a quarterly basis.

Mr. Mahoney also received a onetime payment of $20,000 as the Chairman and Messrs. Clontz, Jaros and Reed each received a onetime payment of $10,000 as members of the Transition Planning Committee, which was dissolved during 2013. Walter Scott, Jr., our Chairman of the Board, received an annual cash retainer of $250,000 for serving as our Chairman of the Board. This retainer is paid on a monthly basis.

        We also compensate our non-employee directors with grants of RSUs. Each non-employee member of the Board receives a grant of RSUs as of July 1 of each year, with the number of units determined by dividing $150,000 (or $180,000 for Mr. Scott) by the volume-weighted average price of our common stock over the period from January 1 to June 30. The total number of RSUs issued to each non-employee member of the Board with respect to a calendar year's compensation is subject to an overall cap of 6,666 shares (or 8,000 shares for Mr. Scott). These RSUs vest and settle in shares of our common stock on the first anniversary of grant.

        We also award an initial grant of RSUs to new members of our Board. This initial grant has a value of $150,000 on the date of grant. The restrictions on transfer for this initial grant lapse 100% on the third anniversary of the date of grant. During 2013, we made an initial grant of restricted stock units to Mr. van Oppen. In 2014 the Board determined to eliminate the automatic granting of restricted stock units to new Board members, but the Board retained the discretion to modify this decision on a case by case basis.

        We reimburse our non-employee directors for travel, lodging and other reasonable out-of-pocket expenses in connection with the attendance at Board, committee and stockholder meetings, as well as for other reasonable expenses related to service on the Board. We also provide liability insurance for our directors and officers. A group of insurance companies provides this coverage. The annual cost of this coverage is approximately $1.8 million.

        We do not maintain any pension, nonqualified defined contribution or other deferred compensation plans for our non-employee directors.

        The following table summarizes for 2013 the fees earned or paid in cash to our directors, the full grant date fair value stock awards made to our directors other compensation received by our directors.

Name	Fees Earned or Paid in Cash($)	Stock Awards ($)(1)	All Other Compensation($)		Total($)
Walter Scott, Jr., Chairman	250,000	174,480	86,701	(2)	511,181
Kevin P. Chilton	100,000	145,385			245,385
Archie R. Clemins	100,000	145,385			245,385
Steven T. Clontz	88,750	145,385			234,135
James O. Ellis, Jr.	112,500	145,385			257,885
T. Michael Glenn	84,375	145,385			229,760
Richard R. Jaros	110,000	145,385			255,385
Michael J. Mahoney	124,000	145,385			269,385
Charles C. Miller, III(3)	23,750	72,758			96,508
Peter Seah Liam Huat	90,000	145,385			235,385
John T. Reed	125,000	145,385			270,385
Peter van Oppen(4)	51,875	272,912			324,787
Albert C. Yates	100,000	145,385			245,385
Former Director
James Q. Crowe	0	0			0

(1)
This column represents the full grant date fair value of the restricted stock units issued to our non-employee directors during 2013. For additional information relating to the assumptions made by us in valuing these awards for 2013, refer to note 14 of our financial statements in our annual report on Form 10-K for the year ended December 31, 2013, as filed with the SEC.

The following indicates the restricted stock units held by our non-employee directors at December 31, 2013:

Name	Number of Shares
Walter Scott, Jr., Chairman	8,000
Kevin P. Chilton	12,670
Archie R. Clemins	13,708
Steven T. Clontz	12,670
James O. Ellis, Jr.	6,666
T. Michael Glenn	13,291
Richard R. Jaros	6,666
Michael J. Mahoney	6,666
Charles C. Miller, III	3,336
Peter Seah Lim Huat	13,708
John T. Reed	6,666
Peter van Oppen	13,146
Albert C. Yates	6,666
(2)
We provide secretarial services to Mr. Scott. The amount indicated represents our incremental costs for the provision of those secretarial services.

(3)
Mr. Miller became a non-employee Director effective June 8, 2013.

(4)
Mr. van Oppen joined our Board in March 2013.

 Certain Relationships and Related Transactions

        Review and Approval of Related Party Transactions.    We review all relationships and transactions in which we and (i) our directors, (ii) our executive officers, (iii) any person known by us to beneficially own more than five percent of our outstanding common stock or (iv) their respective immediate family members, are participants pursuant to a written related party transactions policy to determine whether these persons have a direct or indirect material interest. Members of our Legal Department are primarily responsible for the development and implementation of processes and controls to obtain information from the directors and executive officers with respect to related person transactions and for then determining, based on the facts and circumstances, whether the company or a related person has a direct or indirect material interest in the transaction. As required under SEC rules, related person transactions that are determined to be directly or indirectly material to the company or a related person are disclosed in our Proxy Statement. In addition, our Audit Committee reviews and determines whether to approve or ratify any related person transaction that has a value equal to or in excess of $50,000. In the course of its review of a related party transaction that meets this threshold, the Audit Committee will consider:

  •
  the benefits to the company;

  •
  the effect on a director's independence in the event the related party is a director, an immediate family member of a director or an entity in which a director is a partner, stockholder or executive officer;

  •
  the availability of other sources for comparable products or services;

  •
  the terms of the transaction; the terms available to unrelated third parties or to employees generally; and

  •
  any other matters the Audit Committee deems appropriate.

        Any member of the Audit Committee who is a related person with respect to a transaction under review may not participate in the deliberations or vote respecting approval or ratification of the transaction; provided, however, that such member may be counted in determining the presence of a quorum at a meeting of the committee that considers the transaction.

  Related Party Transactions

        The Audit Committee has reviewed and approved or ratified all of the following transactions which took place during 2013.

        Company Aircraft.    We impute as income the cost of personal travel using our corporate aircraft. We note that when a guest accompanies a member of our senior management on business travel and if required by applicable U.S. Internal Revenue Service regulations, we impute as income the cost of that additional travel to that executive. To calculate the amount of imputed income, we use the Internal Revenue Service's Standard Industry Fare Level, or SIFL, rates. In addition, in certain limited circumstances we impute as income the cost of personal travel to an executive to the extent that the personal use of the corporate aircraft is at the direction of the company and for the company's benefit in attracting and retaining a member of senior management. For 2013, no one had imputed income of $120,000 or more. For additional information regarding the personal use of aircraft, please see "Compensation Discussion and Analysis—IV. Determination of Total Compensation for 2013—Perquisites" above.

VOTE ON COMPENSATION PROPOSAL

        Under the rules of the SEC, we are required to provide you with the opportunity to cast a vote on the compensation for our Named Executive Officers. This proposal is frequently referred to as a "say-on-pay" vote. This vote is on an advisory basis. Our executive compensation program is intended to attract, retain and motivate the executive talent required to achieve our corporate objectives and increase stockholder value.

        As part of our efforts to satisfy the need to attract, retain and motivate the individuals who possess the skills necessary to grow our business, management and our Compensation Committee believe that our compensation programs should reflect our compensation philosophy. This philosophy includes the following core beliefs:

  •
  our employees should be rewarded fairly and competitively through a mix of base salary, short- and long-term incentives linked to company performance and the creation of long-term stockholder value, benefits, career growth and development opportunities and a work environment that allows our employees to achieve results;

  •
  our employees should be rewarded fairly and competitively based on the results they achieve;

  •
  our compensation programs set expectations, measure results and hold employees accountable for expected results;

  •
  we reward results that are achieved while adhering to our corporate values, including by paying above market total compensation for results that exceed expectations;

  •
  employee ownership for our more senior employees demonstrates an economic stake in our business that helps align their interests with those of our stockholders; and

  •
  our compensation programs for our more senior employees should be based heavily on creating long-term value.

        Our executive compensation program is described in the Compensation Discussion and Analysis, or CD&A, related compensation tables and other narrative executive compensation disclosures required by the disclosure rules of the SEC, all of which are found in this Proxy Statement. In particular, the CD&A, beginning on page 22 of this Proxy Statement, describes our executive compensation program in detail, and we encourage you to review it.

        Since the vote on this proposal is advisory, it is not binding on us. Nonetheless, the Compensation Committee, which is responsible for approving the overall design and administering certain aspects of the executive compensation program, will take into account the outcome of the vote when making future executive compensation decisions. The Board of Directors recommends that you approve the following resolution that will be submitted for a vote at the 2014 Annual Meeting in support of our executive compensation program:

  RESOLVED, that the compensation paid to the company's named executive officers, as disclosed pursuant to the compensation disclosure rules of the Securities and Exchange Commission, including the compensation discussion and analysis, the compensation tables and any related material disclosed in the Proxy Statement, is hereby APPROVED.

The Board recommends a vote FOR, this proposal

        Unless you specify otherwise, the Board intends the accompanying Proxy to be voted for this item.

 SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

        The following table sets forth certain information with respect to the beneficial ownership of our common stock, as of March 31, 2014, by Level 3's directors, the Named Executive Officers, and the directors and executive officers as a group, and each person known by us to beneficially own more than five percent of our outstanding common stock.

Name	Number of Shares of Common Stock	Percent of Common Stock Beneficially Owned(%)
Jeff K. Storey(1)	247,297	*
Sunit S. Patel(2)	213,447	*
Thomas C. Stortz(3)	155,264	*
Andrew Crouch (4)	44,340	*
Héctor R. Alonso	113,359	*
Walter Scott, Jr.(5)	160,758	*
Kevin P. Chilton	4,913	*
Steven T. Clontz	41,413	*
Archie R. Clemins	24,391	*
James O. Ellis, Jr.	50,769	*
T. Michael Glenn	6,656	*
Richard R. Jaros	124,288	*
Michael J. Mahoney	45,649	*
Charles C. Miller, III(6)	213,381	*
John T. Reed(7)	68,925	*
Peter Seah Lim Huat	45,263	*
Peter van Oppen	10,000	*
Albert C. Yates	46,108	*
Directors and Executive Officers as a Group (21 persons)(8)	1,740,754	*
Former Director and Executive Officer
James Q. Crowe(9)	19,377	*
STT Stockholder Group(10)	55,498,593	23.4
Southeastern Asset Management, Inc.(11)	48,481,997	21.7

*
Less than 1%.

(1)
Includes 11,152 shares issuable upon the settlement of OSOs within 60 days of March 31, 2014, assuming the OSO value as of March 31, 2014.

(2)
Includes 6,506 shares issuable upon the settlement of OSOs within 60 days of March 31, 2014, assuming the OSO value as of March 31, 2014, and 1,000 shares of our common stock held in an individual retirement account.

(3)
Includes 6,506 shares issuable upon the settlement of OSOs within 60 days of March 31, 2014, assuming the OSO value as of March 31, 2014.

(4)
Includes 3,129 shares issuable upon the settlement of OSOs within 60 days of March 31, 2014, assuming the OSO value as of March 31, 2014.

(5)
Includes 6,646 shares of our common stock held by the Suzanne Scott Irrevocable Trust as to which Mr. Scott shares voting and investment powers. Mr. Scott disclaims beneficial ownership of any shares of our common stock held by the Suzanne Scott Irrevocable Trust.

(6)
Includes 7,125 shares issuable upon the settlement of OSOs within 60 days of March 31, 2014, assuming the OSO value as of March 31, 2014.

(7)
Includes 16,666 shares of our common stock held in Mr. Reed's individual retirement account and 6,666 shares of our common stock held by Reed Capital Partners, LLC, of which Mr. Reed and his spouse hold none of the membership interests, but as to which Mr. Reed and his spouse share voting and investment powers. Mr. Reed disclaims beneficial ownership of any shares of our common stock held by Reed Capital Partners, LLC.

(8)
Includes 41,023 shares issuable upon the settlement of OSOs within 60 days of March 31, 2014, assuming the OSO value as of March 31, 2014.

(9)
Includes 19,377 shares issuable upon the settlement of OSOs within 60 days of March 31, 2014, assuming the OSO value as of March 31, 2014.

(10)
Based on information provided in Amendment No. 2 to Schedule 13D by these stockholders on May 21, 2012. STT Crossing Ltd. ("STT Crossing") is an indirect subsidiary of Temasek Holdings (Private) Limited ("Temasek"), its ultimate parent entity, and is located at 10 Frere Felix de Valois Street, Port Louis, Mauritius. As of May 21, 2012, STT Crossing owned 55,498,593 shares of our common stock. Temasek, through its ultimate ownership of STT Crossing, may be deemed to have voting and dispositive power over all these shares; however, pursuant to Rule 13d-4 under the Exchange Act, Temasek expressly disclaims beneficial ownership of these shares.

(11)
Address for Southeastern Asset Management, Inc., Longleaf Partners Fund and Mr. O. Mason Hawkins is 6410 Poplar Avenue, Suite 900, Memphis, Tennessee 38119. The following information is based solely on Southeastern Asset Management, Inc.'s Schedule 13G filed with the SEC on February 10, 2014. Percentage of our outstanding common stock is as reported in their Schedule 13G.

Information in the table is presented by Southeastern Asset Management, Inc. as a registered investment adviser. All of the securities reported by Southeastern Asset Management are owned legally by Southeastern Asset Management, Inc.'s investment advisory clients and none are owned directly or indirectly by Southeastern Asset Management, Inc. Includes 15,026,565 shares of our common stock (6.7%) beneficially owned by Longleaf Partners Fund, a series of Longleaf Partners Fund Trust, of which Southeastern Asset Management, Inc. shares voting and dispositive power. Southeastern Asset Management, Inc. exercises sole dispositive power with respect to 24,420,905 shares of our common stock beneficially owned by discretionary managed accounts, 24,061,092 shares of our common stock beneficially owned by discretionary managed accounts for which Southeastern Asset Management has shared dispositive power. Also includes 20,563,329 shares of our common stock held by discretionary managed accounts for which Southeastern Asset Management, Inc. has sole voting power, 24,061,092 shares of our common stock held by discretionary managed accounts for which Southeastern Asset Management, Inc. has shared voting power and 3,857,576 shares of our common stock held by discretionary managed accounts for which Southeastern Asset Management, Inc. has no voting power.

Mr. O Mason Hawkins, Chairman of the Board and C.E.O. of Southeastern Asset Management, Inc., may be deemed to beneficially own the Level 3 common stock held by Southeastern Asset Management, Inc. Mr. Hawkins disclaims beneficial ownership of such common stock.

 OTHER MATTERS

        It is not anticipated that any matters other than those described in this Proxy Statement will be brought before the Annual Meeting. If any other matters are presented, however, it is the intention of the persons named in the proxy to vote the proxy in accordance with their discretion.

FUTURE STOCKHOLDER PROPOSALS

        A stockholder who would like to have a proposal considered for inclusion in our 2015 Proxy Statement must submit the proposal so that it is received by us no later than December 12, 2014. SEC rules set standards for eligibility and specify the types of stockholder proposals that may be excluded from a proxy statement. Stockholder proposals should be addressed to the Secretary, Level 3 Communications, Inc., 1025 Eldorado Boulevard, Broomfield, Colorado 80021.

        If a stockholder does not submit a proposal for inclusion in our 2015 Proxy Statement, but instead wishes to present it directly at the 2015 Annual Meeting of Stockholders, our By-laws require that the stockholder notify us in writing on or before March 23, 2015, but no earlier than February 20, 2015, for the proposal to be included in our proxy material relating to that meeting. Proposals received after March 23, 2015 will not be voted on at the 2015 Annual Meeting. In addition, such proposal must also include a brief description of the business to be brought before the 2015 Annual Meeting, the stockholder's name and record address, the number of shares of our common stock that are owned beneficially or of record by such stockholder, a description of any arrangements or understandings between the stockholder and any other person in connection with such proposal and any material interest of such stockholder in such proposal, and a representation that the stockholder intends to appear in person or by proxy at the 2015 Annual Meeting. If the stockholder wishes to nominate one or more persons for election as a director, such stockholder's notice must comply with additional provisions as set forth in our By-laws, including certain information with respect to the persons nominated for election as directors and any information relating to the stockholder that would be required to be disclosed in a Proxy Statement filing. Any such proposals should be directed to the Secretary, Level 3 Communications, Inc., 1025 Eldorado Boulevard, Broomfield, Colorado 80021.

Annex 1

AUDIT COMMITTEE REPORT

To the Board of Directors

        The Audit Committee reviews Level 3 Communications, Inc.'s financial reporting process on behalf of the Board of Directors. Management has the primary responsibility for the financial statements and the reporting process. The company's registered public accounting firm is responsible for expressing an opinion on the conformity of our audited financial statements to generally accepted accounting principles. We have reviewed and discussed with management the company's audited financial statements as of and for the year ended December 31, 2013.

        The Audit Committee has reviewed and discussed the consolidated financial statements and internal control over financial reporting with management, internal audit and KPMG LLP, the company's independent registered public accounting firm. Management is responsible for the preparation, presentation and integrity of the company's financial statements; accounting and financial reporting principles; establishing and maintaining disclosure controls and procedures (as defined in Securities Exchange Act Rule 13a-15(e)); establishing and maintaining internal control over financial reporting (as defined in Securities Exchange Act Rule 13a-15(f)); evaluating the effectiveness of disclosure controls and procedures; evaluating the effectiveness of internal control over financial reporting; and evaluating any change in internal control over financial reporting that has materially affected, or is reasonably likely to materially affect, internal control over financial reporting. KPMG LLP is responsible for performing an independent audit of the consolidated financial statements and expressing an opinion on the conformity of those financial statements with accounting principles generally accepted in the United States of America, as well as expressing an opinion on the effectiveness of internal control over financial reporting.

        During the course of fiscal 2013, management completed the documentation, testing and evaluation of the company's system of internal control over financial reporting in response to the requirements set forth in Section 404 of the Sarbanes-Oxley Act of 2002, as amended, and related regulations. The Audit Committee was kept apprised of the progress of the evaluation and provided oversight and advice to management during the process. In connection with this oversight, the Audit Committee received periodic updates provided by management, internal audit and KPMG LLP at each regularly scheduled Audit Committee meeting. The Audit Committee reviewed the report of management contained in the company's Form 10-K for the fiscal year ended December 31, 2013 filed with the Securities and Exchange Commission, as well as KPMG LLP's Report of Independent Registered Public Accounting Firm included in the company's Form 10-K related to its audit of (i) the consolidated financial statements and (ii) the effectiveness of internal control over financial reporting. The Audit Committee continues to oversee the company's efforts related to its internal control over financial reporting and management's preparations for the evaluation in fiscal 2014.

        The Audit Committee has discussed with KPMG LLP the matters required to be discussed by the Standards of the Public Company Accounting Oversight Board (PCAOB) (United States), as described in PCAOB AU Section 380, "Communication with Audit Committees." The Audit Committee has received and reviewed the written disclosures and the letter from KPMG LLP required by Rule 3526, Communications with Audit Committees Concerning Independence, by the Professional Standards of the Public Company Accounting Oversight Board (United States), and has discussed with the auditors the auditors' independence.

        Based on the reviews and discussions referred to above, the Audit Committee recommended to the Board of Directors that the financial statements referred to above be included in the company's annual report on Form 10-K for the year ended December 31, 2013.

        The Audit Committee has also considered whether the provision of services by KPMG LLP and its international affiliates not related to the audit of the financial statements referred to above and to the reviews of the interim financial statements included in the company's Forms 10-Q for the quarters ended March 31, 2013, June 30, 2013 and September 30, 2013, respectively, is compatible with maintaining KPMG LLP's independence.

        The following table presents fees for professional audit services rendered by KPMG LLP and its international affiliates for the audit of the Level 3 annual financial statements for the years ended December 31, 2013, and 2012 and fees billed for other services rendered by KPMG LLP and its international affiliates during those periods, which have been approved by the Audit Committee.

	2013	2012
Audit Fees(1)	$5,419,000	$5,933,000
Audit-Related Fees(2)	622,000	486,000
Tax Fees(3)	429,000	466,000
All Other Fees	0	0

Total Fees	$6,470,000	$6,885,000

(1)
Audit fees consisted principally of fees for the audit of financial statements, including statutory audits of foreign subsidiaries, audit of internal control over financial reporting, and fees relating to comfort letters and registration statements.

(2)
Audit related fees consisted principally of fees for audits of employee benefit plans, agreed-upon procedures reports, due diligence activities, and other audits not required by statute or regulation.

(3)
Tax fees consisted principally of fees for tax consultation and tax compliance activities.

The Audit Committee:
John T. Reed, Chairman
Kevin P. Chilton
Archie R. Clemins
T. Michael Glenn
Peter van Oppen

For the year ended December 31, 2013

A-1-2

Annex 2

NON-GAAP RECONCILIATIONS

        Core Network Services (CNS) Revenue consists of revenue from colocation and data center services; transport and fiber; IP and data services; and local and enterprise voice services.

        Adjusted EBITDA, as defined by the Company, is net income (loss) from the Consolidated Statements of Operations before income taxes, total other income (expense), non-cash impairment charges, depreciation and amortization and non-cash stock compensation expense. For purposes of comparing actual performance against budgeted results, Adjusted EBITDA is adjusted to reflect the foreign exchange rates assumed in the preparation of the budget.

        The following information provides a reconciliation of Net Loss to Adjusted EBITDA as defined by the Company:

(dollars in millions)	Year Ended December 31, 2013
Net Loss	$(109)
Income Tax Expense	38
Total Other Expense	737
Depreciation and Amortization Expense	800
Non-Cash Compensation Expense	151
Non-Cash Impairment	7
Adjustment for Budgeted Foreign Currency Exchange Rates	9

Adjusted EBITDA	$1,633

        CNS Run Rate is defined as the amount of monthly recurring core network services revenue.

        Sustainable Free Cash Flow is defined as Adjusted EBITDA, less capital expenditures, less net cash interest expense, plus/less changes in working capital.

        Sustainable Free Cash Flow is calculated as follows:

(dollars in millions)	Year Ended December 31, 2013
Adjusted EBITDA	$1,624
Capital Expenditures	(760)
Net Cash Interest	(674)
Changes in Working Capital	(235)

Sustainable Free Cash Flow	$(45)

A-2-1

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS: KEEP THIS PORTION FOR YOUR RECORDS DETACH AND RETURN THIS PORTION ONLY THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED. Date Signature (Joint Owners) Date Signature [PLEASE SIGN WITHIN BOX] VOTE BY INTERNET - www.proxyvote.com Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 p.m. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form. ELECTRONIC DELIVERY OF FUTURE PROXY MATERIALS If you would like to reduce the costs incurred by our company in mailing proxy materials, you can consent to receiving all future proxy statements, proxy cards and annual reports electronically via e-mail or the Internet. To sign up for electronic delivery, please follow the instructions above to vote using the Internet and, when prompted, indicate that you agree to receive or access proxy materials electronically in future years. VOTE BY PHONE - 1-800-690-6903 Use any touch-tone telephone to transmit your voting instructions up until 11:59 p.m. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you call and then follow the instructions. VOTE BY MAIL Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717. LEVEL 3 COMMUNICATIONS, INC. 1025 ELDORADO BLVD. BROOMFIELD, CO 80021 ATTN: INVESTOR RELATIONS M72443-P49322 To withhold authority to vote for any individual nominee(s), mark “For All Except” and write the number(s) of the nominee(s) on the line below. For All Withhold All For All Except LEVEL 3 COMMUNICATIONS, INC. The Board of Directors Recommends a Vote FOR Items 1 and 2. ! ! ! 1. Election of Directors Nominees: 01) Jeff K. Storey 02) General Kevin P. Chilton 03) Admiral Archie R. Clemins 04) Steven T. Clontz 05) Admiral James O. Ellis, Jr. 06) T. Michael Glenn 07) Richard R. Jaros 08) Michael J. Mahoney 09) Peter Seah Lim Huat 10) Peter van Oppen 11) Dr. Albert C. Yates For Against Abstain ! ! ! 2. To approve the named executive officer compensation, which vote is on an advisory basis. 3. To authorize the transaction of such other business as may properly come before the Annual Meeting or any adjournments or postponements thereof. THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED AS DIRECTED OR, IF NO DIRECTION IS GIVEN, WILL BE VOTED AS THE BOARD OF DIRECTORS RECOMMENDS WHERE A CHOICE IS NOT SPECIFIED. Please sign exactly as your name(s) appear(s) on Proxy. If held in joint tenancy, all persons should sign. Trustees, administrators, etc., should include title and authority. Corporations should provide full name of corporation and title of authorized officer signing the Proxy.

LEVEL 3 COMMUNICATIONS, INC. ANNUAL MEETING OF STOCKHOLDERS Thursday, May 22, 2014 9:00 a.m. Headquarters of Level 3 Communications, Inc. 1025 Eldorado Blvd. Broomfield, Colorado 80021 Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting: Annual Report and Proxy is available at www.proxyvote.com. M72444-P49322 Level 3 Communications, Inc. 1025 Eldorado Boulevard Broomfield, CO 80021 This proxy is solicited by the Board of Directors for use at the Annual Meeting on May 22, 2014. The shares of stock held in your account will be voted as you specify on the reverse side. By signing the proxy, you revoke all prior proxies and appoint Thomas C. Stortz and Neil J. Eckstein, and each of them, with full power of substitution, to vote the shares on the matters shown on the reverse side and any other matters which may come before the Annual Meeting and all adjournments or postponements as described in the Notice of Annual Meeting and Proxy Statement dated April 11, 2014, receipt of which is hereby acknowledged. The proxies will vote as the Board of Directors recommends where a choice is not specified. For Level 3 Communications, Inc. 401(k) participants: The undersigned, as a participant in the Level 3 Communications, Inc. 401(k) Plan (“the Plan”), hereby directs Wells Fargo Bank, N.A. as Trustee for the Plan, to vote all shares of common stock of Level 3 Communications, Inc. allocated to my account in the Plan as of March 31, 2014. I understand that I am to mail this proxy card to Broadridge Financial Solutions, Inc., acting as tabulation agent, or vote by phone or by using the Internet as described on the reverse side of this card, and that my instructions must be received by Broadridge Financial Solutions, Inc. no later than midnight on May 19, 2014. If my instructions are not received by that date, or if the voting instructions are invalid because this form is not properly signed and dated, the shares in my account in the Level 3 Communications, Inc. 401(k) Plan will be voted in accordance with the terms of the Plan document and any other shares will not be voted. Vote by Internet, Telephone or Mail 24 Hours a Day, 7 Days a Week Your phone or Internet vote authorizes the named proxies to vote the shares in the same manner as if you marked, signed and returned your proxy card. If you vote your proxy by Internet or by Telephone, you do NOT need to mail back your Proxy Card. proxy Continued and to be signed on reverse side